EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER


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                                TABLE OF CONTENTS
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ARTICLE I             THE MERGER..................................................................................1
         Section 1.1       Definitions.  .........................................................................1
         Section 1.2       The Merger.  ..........................................................................1
         Section 1.3       Effective Time.  ......................................................................2
         Section 1.4       Effects of the Merger.  ...............................................................2
         Section 1.5       Certificate of Incorporation and By-Laws.  ............................................2
         Section 1.6       Directors and Officers of the Surviving Corporation and Holding........................2
         Section 1.7       Tax Free Reorganization.  .............................................................2

ARTICLE II            CONVERSION OF BD2 STOCK AND RELATED MATTERS.................................................2
         Section 2.1       Conversion of BD1 and BD2 Stock........................................................2
         Section 2.2       Dissenters.............................................................................3
         Section 2.3       The Closing............................................................................4
         Section 2.4       Proper Endorsements, Etc.  ............................................................4
         Section 2.5       Surrender and Payment..................................................................5
         Section 2.6       Adjustments.  .........................................................................5

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE BD2 PARTIES...........................................6
         Section 3.1       Organization.  ........................................................................6
         Section 3.2       Authority and Corporate Action.  ......................................................6
         Section 3.3       Capitalization; Ownership of Securities................................................7
         Section 3.4       Compliance with Law; Customer Complaints...............................................8
         Section 3.5       Financial Statements.  ................................................................9
         Section 3.6       Licenses, Permits, Etc.  .............................................................10
         Section 3.7       Real Property.  ......................................................................10
         Section 3.8       Leased Properties; Contracts..........................................................10
         Section 3.9       Litigation.  .........................................................................11
         Section 3.10      Taxes, Tax Returns and Audits.  ......................................................11
         Section 3.11      Consents and Approvals.  .............................................................12
         Section 3.12      Absence of Certain Changes.  .........................................................12
         Section 3.13      Employment Agreements and Bonus Plans.  ..............................................13
         Section 3.14      Employee Plans........................................................................14
         Section 3.15      Insurance Policies.  .................................................................15
         Section 3.16      Intangible Rights.  ..................................................................15
         Section 3.17      Title to Properties.  ................................................................15
         Section 3.18      Year 2000 Compliance.  ...............................................................16
         Section 3.19      No Guarantees.  ......................................................................16
         Section 3.20      [Intentionally Omitted]...............................................................16
         Section 3.21      Labor Matters.  ......................................................................16
         Section 3.22      Brokers.  ............................................................................16
         Section 3.23      Records.  ............................................................................16
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         Section 3.24      No Undisclosed Liabilities.  .........................................................16
         Section 3.25      No Illegal or Improper Transactions.  ................................................17
         Section 3.26      Related Transactions.  ...............................................................17
         Section 3.27      Disclosure.  .........................................................................17
         Section 3.28      Ownership of Holding Stock.  .........................................................18
         Section 3.29      Investment Representations.  .........................................................18
         Section 3.30      Restriction Letter and Form BD.  .....................................................18
         Section 3.31      Significant Inventory Positions.  ....................................................18
         Section 3.32      Disclosure Issues.  ..................................................................19

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE BD1 PARTIES..........................................19
         Section 4.1       Organization..........................................................................19
         Section 4.2       Authority and Corporate Action........................................................20
         Section 4.3       Capitalization; Ownership of Securities...............................................21
         Section 4.4       Compliance with Law; Customer Complaints..............................................22
         Section 4.5       Financial Statements.  ...............................................................23
         Section 4.6       SEC Reports. .........................................................................24
         Section 4.7       Licenses, Permits, Etc.  .............................................................24
         Section 4.8       Real Property.  ......................................................................25
         Section 4.9       Contracts and Leases.  ...............................................................25
         Section 4.10      Litigation.  .........................................................................25
         Section 4.11      Taxes, Tax Returns and Audits.  ......................................................25
         Section 4.12      Consents and Approvals.  .............................................................26
         Section 4.13      Absence of Certain Changes.  .........................................................26
         Section 4.14      Employment Agreements and Bonus Plans.  ..............................................28
         Section 4.15      Employee Plans; Etc...................................................................28
         Section 4.16      Intangible Rights.  ..................................................................29
         Section 4.17      Title to Properties.  ................................................................30
         Section 4.18      Year 2000 Compliance. ................................................................30
         Section 4.19      No Guarantees.  ......................................................................30
         Section 4.20      Labor Matters.  ......................................................................30
         Section 4.21      Brokers.  ............................................................................30
         Section 4.22      Records.  ............................................................................31
         Section 4.23      No Undisclosed Liabilities.  .........................................................31
         Section 4.24      No Illegal or Improper Transactions.  ................................................31
         Section 4.25      Related Transactions.  ...............................................................31
         Section 4.26      Disclosure.  .........................................................................32
         Section 4.27      Holding Stock.  ......................................................................32
         Section 4.28      Restriction Letter and Form BD.  .....................................................32
         Section 4.29      Significant Inventory Positions.  ....................................................32

ARTICLE V             COVENANTS OF THE BD2 PARTIES...............................................................32
         Section 5.1       Conduct of Business.  ................................................................32
         Section 5.2       Shareholder Meeting or Consent.  .....................................................34
         Section 5.3       Access to Information; Confidentiality................................................35
         Section 5.4       Maintenance of Assets; Insurance.  ...................................................36

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         Section 5.5       No Other Negotiations.  ..............................................................36
         Section 5.6       Fulfillment of Conditions.  ..........................................................36
         Section 5.7       Disclosure of Certain Matters.  ......................................................36
         Section 5.8       Information for Proxy Statement.  ....................................................37
         Section 5.9       Cold Comfort Letter.  ................................................................37
         Section 5.10      Non-Use of Name.  ....................................................................38
         Section 5.11      No Securities Transactions.  .........................................................38
         Section 5.12      Energy Fund.  ........................................................................39
         Section 5.13      Old BD2 Plan.  .......................................................................39

ARTICLE VI            COVENANTS OF HOLDING AND BD1...............................................................39
         Section 6.1       Conduct of Business.  ................................................................39
         Section 6.2       Stockholder Meeting.  ................................................................41
         Section 6.3       Access to Information; Confidentiality................................................41
         Section 6.4       Maintenance of Assets; Insurance.  ...................................................42
         Section 6.5       No Other Negotiations.  ..............................................................42
         Section 6.6       Fulfillment of Conditions.  ..........................................................43
         Section 6.7       Disclosure of Certain Matters.  ......................................................43
         Section 6.8       Proxy Statement.......................................................................44
         Section 6.9       Voting for the Merger.  ..............................................................44
         Section 6.10      Nasdaq Listing.  .....................................................................45

ARTICLE VII           JOINT COVENANTS OF THE PARTIES.............................................................45
         Section 7.1       Further Action.  .....................................................................45
         Section 7.2       Schedules.  ..........................................................................45
         Section 7.3       Regulatory and Other Authorizations.  ................................................45
         Section 7.4       [Intentionally Omitted]...............................................................46
         Section 7.5       Employees.  ..........................................................................46
         Section 7.6       Lock-Up Agreements....................................................................46
         Section 7.7       Operating Agreement.  ................................................................46
         Section 7.8       Customer Complaints...................................................................46

ARTICLE VIII          CONDITIONS TO CLOSING......................................................................47
         Section 8.1       Conditions to Each Party's Obligations.  .............................................47
         Section 8.2       Conditions to Obligations of the BD2 Parties.  .......................................47
         Section 8.3       Conditions to Obligations of Holding and BD1.  .......................................49

ARTICLE IX            INDEMNIFICATION............................................................................51
         Section 9.1       Indemnification by the Shareholders of BD2.  .........................................51
         Section 9.2       Indemnification by Holding.  .........................................................51
         Section 9.3       Procedure.............................................................................52
         Section 9.4       Adjustment to Merger Consideration....................................................54
         Section 9.5       Limitations.  ........................................................................54
         Section 9.6       Independent Committee Determination.  ................................................54
         Section 9.7       Representations and Warranties.  .....................................................55
         Section 9.8       Indemnity as Sole Recourse.  .........................................................55
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ARTICLE X             TERMINATION AND ABANDONMENT................................................................56
         Section 10.1      Methods of Termination.  .............................................................56
         Section 10.2      Effect of Termination.  ..............................................................56

ARTICLE XI            DEFINITIONS................................................................................57
         Section 11.1      Certain Defined Terms.  ..............................................................57
         Section 11.2      "Knowledge".  ........................................................................63

ARTICLE XII           GENERAL PROVISIONS.........................................................................63
         Section 12.1      Expenses.  ...........................................................................63
         Section 12.2      Notices.  ............................................................................63
         Section 12.3      Press Release; Public Announcements.  ................................................64
         Section 12.4      Amendment.  ..........................................................................65
         Section 12.5      Waiver.  .............................................................................65
         Section 12.6      Headings.  ...........................................................................65
         Section 12.7      Severability.  .......................................................................65
         Section 12.8      Entire Agreement.  ...................................................................65
         Section 12.9      Benefit.  ............................................................................66
         Section 12.10     Governing Law.  ......................................................................66
         Section 12.11     Counterparts.  .......................................................................66
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                                    SCHEDULES

BD2 Schedules

Schedule 1.6(a)   Directors and Officers of Surviving Corporation
Schedule 1.6(b)   Directors and Officers of Holding
Schedule 3.1      State Qualifications
Schedule 3.3      Capitalization
Schedule 3.4(a)   Compliance with Law
Schedule 3.4(b)   Customer Complaints
Schedule 3.5      BD2 FOCUS Reports
Schedule 3.6      Licenses and Permits
Schedule 3.8(a)   Leases
Schedule 3.8(b)   Contracts
Schedule 3.9      Litigation
Schedule 3.11     Consents and Approvals
Schedule 3.12     Absence of Certain Changes
Schedule 3.13     Employment Agreements
Schedule 3.14     Employee Plans
Schedule 3.15     Insurance
Schedule 3.16     Intangibles
Schedule 3.17     Tangible Properties
Schedule 3.24     Undisclosed Liabilities

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Schedule 3.28     Ownership of Holding Stock
Schedule 3.30     Restriction Letter
Schedule 3.31     Inventory Positions
Schedule 5.1      Conduct of Business

BD1 Schedules

Schedule 4.1(a)   Other Subsidiaries
Schedule 4.1(b)   State Qualifications (BD1)
Schedule 4.1(c)   State Qualifications (other subsidiaries)
Schedule 4.3      Capitalization
Schedule 4.4(a)   Compliance
Schedule 4.4(b)   Customer Complaints
Schedule 4.5      FOCUS Reports
Schedule 4.7      Licenses and Permits
Schedule 4.10     Litigation
Schedule 4.12     Consents and Approvals
Schedule 4.13     Absence of Certain Changes
Schedule 4.14     Employment Agreements
Schedule 4.15     Employee Plans
Schedule 4.16     Intangibles
Schedule 4.19     Guarantees
Schedule 4.23     Undisclosed Liabilities
Schedule 4.25     Related Party Transactions
Schedule 4.28     Restriction Letters
Schedule 4.29     Inventory Positions
Schedule 6.1      Conduct of Business

Other Schedules

Schedule 6.9      Voting Agreements
Schedule 7.5      Employment Agreements
Schedule 7.6      Lock-Up Agreements


                                    EXHIBITS

Exhibit A         Holding Warrant
Exhibit B         Legal Opinion of Counsel to the Holding Companies
Exhibit C         Legal Opinion of Counsel to the BD2 Parties
Exhibit D         Press Release


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                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated November 4, 1998, by and among RESEARCH PARTNERS INTERNATIONAL, INC., a Delaware corporation ("Holding"), RPII ACQUISITION CORP., a New York corporation ("BD1"), the PERSONS LISTED ON THE SIGNATURE PAGE HERETO (the "Stockholders"), and GAINES, BERLAND INC., a New York corporation ("BD2").

     WHEREAS, BD2 is engaged in the institutional and retail sale of securities and related securities activities; and

     WHEREAS, BD1 is a wholly-owned subsidiary of Holding; and

     WHEREAS, the Stockholders are the beneficial owners of a majority of the issued and outstanding shares of Common Stock, no par value, of BD2 ("BD2 Stock"); and

     WHEREAS, subject to the terms and conditions of this Agreement, the Parties desire that BD1 be merged with and into BD2 (the "Merger");

     IT IS AGREED:

                                    ARTICLE I
                                   THE MERGER

     Section 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the meanings specified in Article XI.

     Section 1.2 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the New York Business Corporation Law ("BCL"), BD1 and BD2 shall consummate the Merger of BD1 with and into BD2 at the Effective Time. Following the Merger, BD2 shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall continue its existence under the law of the State of New York and the separate corporate existence of BD1 shall cease. Notwithstanding the foregoing, BD1 and BD2 may mutually determine to amend this Agreement to provide for the Surviving Corporation to be BD1 or a wholly-owned subsidiary of Holding other than BD1.



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     Section 1.3 Effective  Time. As soon as practicable on or after the Closing
Date, after the satisfaction or waiver of all conditions to the Merger, BD1 and BD2 shall file with the Department of State of New York a Certificate of Merger reflecting the Merger in accordance with the BCL and providing for an amendment to the Certificate of Incorporation of the Surviving Corporation to effect a change in name to "Research Partners International, Inc." (the "Certificate of Merger"). The Merger shall become effective at the time of such filing or such later time as is specified in the Certificate of Merger (the "Effective Time").

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 906 of the BCL.

     Section 1.5 Certificate of Incorporation and By-Laws. The Certificate of Incorporation as amended to effect the name change contemplated in Section 1.3 and By-Laws of BD2, as such Certificate of Incorporation and By-Laws may be amended prior to the Effective Time with the mutual consent of Holding and BD2, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation at the Effective Time.

     Section 1.6 Directors and Officers of the Surviving Corporation and Holding. At the Effective Time, the Board of Directors and the officers of the Surviving Corporation shall consist of the persons listed in Schedule 1.6(a). The persons listed in Schedule 1.6(b) shall be elected as directors and officers of Holding and the Other Holding Companies as set forth therein.

     Section 1.7 Tax Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the appropriate provisions of Section 368 of the Code, and shall not take a position on any tax return inconsistent therewith.

                                   ARTICLE II
                   CONVERSION OF BD2 STOCK AND RELATED MATTERS

     Section 2.1 Conversion of BD1 and BD2 Stock.

          (a) Upon consummation of the Merger, all 100 shares of the common stock, no par value, of BD1 ("BD1 Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part



                                        2


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of the holder  thereof,  be converted  into and  exchanged for 100 shares of the common stock, no par value, of the Surviving Corporation, which shall represent all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. All such shares of Surviving Corporation shall be fully paid and non-assessable. Promptly after the Effective Time, the Surviving Corporation shall issue to Holding a stock certificate representing such 100 shares of Surviving Corporation in exchange for the certificate or certificates which formerly represented 100 shares of BD1 Stock, which stock certificates shall be immediately canceled.

          (b) Except as provided in Section 2.2, each share of BD2 Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive its pro rata portion of (i) 6,000,000 shares of the Common Stock, par value $.0001 per share, of Holding ("Holding Stock") and (ii) warrants to purchase an aggregate of 2,000,000 shares of Holding Stock, in the form annexed hereto as Exhibit A ("Holding Warrants" and, together with the Holding Stock, the "Merger Consideration").

     Section 2.2 Dissenters.

          (a) The Merger Consideration will be reduced, on a pro rata basis, as a result of any holder of BD2 Stock who votes against the Merger ("Dissenter") and who seeks appraisal rights pursuant to Sections 623 and 912 of the BCL with respect to his shares of BD2 Stock ("Dissenter Securities").

          (b) If after the Effective Time a Dissenter loses the right to receive payment pursuant to Section 623 of the BCL, the Dissenter Securities held by the Dissenter will be treated as if they had been converted as of the Effective Time into the Merger Consideration.

          (c) BD2 will promptly provide Holding with copies of any written demand for payment to be received by a Dissenter, and Holding will have the right to participate in all negotiations and proceedings with respect to any demand by a Dissenter. BD2 will not, except with the prior written consent of Holding or as may be required by law, make any payment prior to the Effective Time with respect to, or settle or offer to settle, any demand of a Dissenter. All Dissenter Securities acquired by BD2 or by the Surviving Corporation will be canceled after payment therefor has been made in accordance with the BCL.



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     Section 2.3 The Closing.

          (a) Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in Article VIII hereof is fulfilled, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

          (b) At the Closing, (i) the shareholders of BD2 shall deliver to the Exchange Agent the certificates representing all the outstanding shares of the BD2 Stock, free and clear of all Liens and (ii) the Stockholders and BD2 (the "BD2 Parties") shall deliver to Holding and BD1 (the "BD1 Parties") the certificates, opinions and other agreements and instruments contemplated by
Article VIII hereof and the other provisions of this Agreement.

          (c) At the Closing, (i) Holding shall deliver to the Stockholders the certificates representing the shares of Holding Stock and the Holding Warrants constituting the Merger Consideration, free and clear of all Liens, and (ii) the BD1 Parties shall deliver to the BD2 Parties the certificates, opinions and other agreements and instruments contemplated by Article VIII hereof and the other provisions of this Agreement. BD2 and the Stockholders acknowledge that the certificates to be issued to the Stockholders and to the other shareholders of BD2 representing their shares of Holding Stock to be issued in the Merger will be legended to reflect (a) customary securities laws restrictions, and (b) the transfer restrictions contained in the agreements referred to in Sections
5.2 and 7.6 hereof.

          (d) The Stockholders irrevocably agree that they shall vote "for" the adoption of this Agreement and the Merger at any meeting of the shareholders of BD2 and execute any written consent of shareholders in favor of the Merger if shareholder approval is obtained other than at a meeting.

     Section 2.4 Proper Endorsements, Etc. If certificates representing any portion of the Merger Consideration are to be issued to a person other than the registered holder of the BD2 Stock formerly represented by the certificate or certificates surrendered in exchange for the Merger Consideration, it shall be a



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condition to such issuance that the  certificate or  certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to Continental Stock Transfer & Trust Company, New York, New York (the "Exchange Agent") any transfer or other Taxes required as a result of such issuance of certificates of Holding to a person other than the registered holder of such BD2 Stock or establish to the reasonable satisfaction of Holding and its counsel that such Tax has been paid or is not payable.

     Section 2.5 Surrender and Payment.

          (a) Prior to the Effective Time, Holding shall appoint the Exchange Agent as its agent for the purpose of exchanging certificates representing BD2 Stock for certificates representing the Holding Stock and Holding Warrants to be issued with respect thereto as the Merger Consideration. Prior to the Effective Time, Holding will send, or will cause the Exchange Agent to send, to each holder of BD2 Stock at the Effective Time a letter of transmittal for use in such exchange.

          (b) Each holder of BD2 Stock that shall have been converted into the right to receive Holding Stock and Holding Warrants, upon surrender to the Exchange Agent of a certificate or certificates formerly representing such BD2 Stock, together with a properly completed letter of transmittal covering such certificates, will be entitled to receive the certificates representing the appropriate Holding Stock and Holding Warrants issuable in respect of such BD2 Stock. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, the appropriate number of shares of Holding Stock and Holding Warrants. In no event will a holder of BD2 Stock be entitled to interest on the Merger Consideration issuable in respect of such BD2 Stock.

          (c) After the Effective Time, there shall be no further registration of transfers of BD2 Stock held prior to the Effective Time, except as may be required by the BCL. If, after the Effective Time, certificates formerly representing BD2 Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the consideration provided for, and in accordance with, the procedures set forth, in this Section 2.

     Section 2.6 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of Holding shall have been changed into a different number of shares or a



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different class by reason of any stock dividend,  subdivision,  reclassification or split  (a  "Stock  Adjustment  Event"),  the  Merger  Consideration  shall be
correspondingly   adjusted  to  reflect   such  stock   dividend,   subdivision,
reclassification or split; provided, however, Holding shall not take any action in connection with a Stock Adjustment Event without the consent of BD2.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE BD2 PARTIES

     The BD2 Parties, jointly and severally, represent and warrant to the BD1 Parties as follows:

     Section 3.1 Organization. BD2 is a corporation duly organized, validly existing and in good standing under the law of the State of New York. BD2 has no subsidiaries and, other than in the ordinary course of its securities business, BD2 does not own, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. BD2 is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, which states are listed in Schedule 3.1, except where the failure to so qualify would not reasonably be expected to have, either singly or in the aggregate, a material adverse effect on the results of operations, financial condition, business, assets or prospects of BD2 or materially impair either BD2's or any Stockholder's ability to consummate the transactions contemplated by this Agreement ("BD2 Material Adverse Effect"). BD2 has all requisite corporate power to own, lease and operate its properties, leases or operations and to carry on its business as now being conducted by the BD2 Parties.

     Section 3.2 Authority and Corporate Action.

          (a) Each of the BD2 Parties has all necessary power and authority to enter into this Agreement and to consummate the Merger as contemplated hereby. All corporate action necessary to be taken by BD2 to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by BD2 in connection with the transactions contemplated hereby has or will at Closing have been duly and validly taken. This Agreement constitutes the valid, binding and enforceable obligation of each of the BD2 Parties, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by the BD2 Parties nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the Certificate of Incorporation or By-Laws of BD2 or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any of the BD2 Parties (or any of their respective properties or assets) is subject or bound, except where any such conflict, breach, violation or default would not reasonably be expected to have a BD2 Material Adverse Effect; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or encumbrance of any kind, other than customary transfer restrictions under the securities laws ("Lien"), upon the assets of BD2, except where such Lien would not reasonably be expected to have a BD2 Material Adverse Effect; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which BD2 is a party, except where such termination or modification would not reasonably be expected to have a BD2 Material Adverse Effect; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, registration, license, qualification, authorization or approval applicable to BD2, except where such suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a BD2 Material Adverse Effect (it being understood that any action taken by any state regulatory agency after the Effective Time to suspend, revoke, impair or refuse to renew any such material permit, registration, license, qualification, authorization or approval shall be deemed not to have a BD2 Material Adverse Effect).

     Section 3.3 Capitalization; Ownership of Securities.

          (a) Capitalization. The authorized capitalization of BD2 consists of 1,000 shares of BD2 Stock, of which 778 shares of BD2 Stock are issued and outstanding, and 100,000 shares of preferred stock, $10.00 par value, of which none is outstanding. All of the shares of BD2 Stock are duly and validly authorized and issued, fully paid and non-assessable, except as set forth on
Schedule 3.3. Schedule 3.3 correctly lists the record owners of all of the BD2 Stock, the number of shares owned and each holder's address and social security number. Except where noncompliance would not have a BD2 Material Adverse Effect, BD2 has complied with all applicable federal and state securities statutes and regulations in connection with the offer and issuance of all of the BD2 Stock and there are no rescission rights relating thereto.

          (b) Ownership. The Stockholders are the record and beneficial owners of an aggregate of 567 shares of BD2 stock, as set forth on the signature pages hereto, free and clear of all Liens.

          (c) No Options, etc. There are no options, warrants, calls, commitments or other rights of any character (including conversion, exchange or preemptive rights) which require, or give any person the right to require, directly or indirectly, the issuance, sale or other transfer of any capital stock of BD2, whether or not such rights are presently exercisable.

     Section 3.4 Compliance with Law; Customer Complaints.

          (a) *The business of BD2 has at all times been conducted, and is now being conducted, in compliance with all applicable laws, rules, regulations and court or administrative orders and processes (including, without limitation, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Advisers Act of 1940, as amended, and any laws, rules, regulations and court or administrative orders that relate to broker-dealer regulation (including registration and licensing in all jurisdictions where BD2 engages in investment advisory activities or the sale of securities), consumer protection, health and safety, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity, other aspects of labor or employment law (including sexual harassment) improper payments and environmental regulation), except where non-compliance would not reasonably be expected to have a BD2 Material Adverse Effect. Except as set forth in Schedule 3.4(a), BD2 and its officers, directors and employees (i)* are not, and during the past six years were not, in violation of, or not in compliance with, any such applicable law, rule, regulation, order or process with respect to the conduct of BD2's business; and (ii) have not received any notice from any governmental authority or self-regulatory agency alleging that BD2 has violated, or not complied with, any of the foregoing and, to the best of the knowledge of each of the BD2 Parties, none is threatened (and *no factual circumstances involving such violation or failure to comply are being examined or investigated), except, in case of either (i) or (ii), where such violations would not reasonably be expected to have a BD2 Material Adverse Effect.

          (b) All customer complaints reportable pursuant to NASD Notice to Members 95-81 (including all amendments thereto and NASD interpretations thereof) ("95-81") which have been made against BD2 or any of its registered representatives in writing since October 1, 1995, or which have been communicated orally, but not in writing, since August 31, 1998, have been reported in accordance with 95-81, all such complaints made prior to the close of business on November 2, 1998 are set forth in Schedule 3.4(b), and copies of each such complaint have been made available to Holding. Such complaints which are pending as of the date of this Agreement are appropriately noted on Schedule 3.4(b). Except as noted on Schedule 3.4(b), none of such complaints which have been disposed of requires any payment or other action to be made by BD2 after the date of this Agreement.

          (c) BD2 is in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonably be expected to have a BD2 Material Adverse Effect. BD2 has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to BD2 or its property arising under Environmental, Health, and Safety Requirements, the subject of which would reasonably be expected to have a BD2 Material Adverse Effect.

     Section 3.5 Financial Statements.

          (a) The BD2 Parties have delivered to Holding a balance sheet of BD2 at August 31, 1998 (the "BD2 Balance Sheet") and statements of income and source and application of funds for the year then ended, all certified by BD2's Accountants, and the notes, comments, schedules and supplemental data therein (the "BD2 Financial Statements"). The BD2 Financial Statements have been prepared in accordance with generally accepted accounting principles applied in the United States ("GAAP") and fairly present the financial condition of BD2 at August 31, 1998 and the results of the operations of BD2 for the year ended August 31, 1998. Notwithstanding the foregoing, prior to the Closing, BD2 intends to sell certain artwork purchased in 1984, 1985 and 1986 and valued on the BD2 Balance Sheet at approximately $236,000 ("Old Artwork"). The purchase price obtained by GBI could be less than $236,000.

          (b) Attached as Schedule 3.5 hereto is BD2's FOCUS Report, as amended, for the period ended August 31, 1998. The Focus Report has been prepared and filed in compliance with the rules and regulations of the NASD.

     Section 3.6 Licenses, Permits, Etc. *Except as set forth on Schedule 3.6, BD2 and its officers, directors and employees have at all times possessed and now possess all governmental registrations, licenses, permits, authorizations and approvals, including those necessary to enable them to sell securities in any jurisdiction in which BD2 engages in the sale of securities (collectively referred to herein as "Permits"), necessary to own and operate the business of BD2, which necessary Permits are set forth on Schedule 3.6 hereto, and true, complete and correct copies of which Permits have previously been delivered to Holding. *All such Permits are in full force and effect and BD2 and its officers, directors and employees have complied and BD2 will comply, and shall cause its officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. *BD2 and its officers, directors and employees are not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a material default thereunder. Schedule 3.6 includes a listing of all branch offices of BD2, including their addresses and dates of commencement of operations. BD2 obtained all necessary permission from the NASD and appropriate state regulatory authorities to operate such branch offices from and after such dates. Schedule 3.6 also includes a list of all jurisdictions in which BD2 is licensed to do business as a broker-dealer.

     Section 3.7 Real Property. BD2 does not own any real property.

     Section 3.8 Leased Properties; Contracts.

          (a) All leases for the real property (the "Leases") leased by BD2 are listed on Schedule 3.8(a), and true and complete copies thereof have been furnished to Holding.

          (b) All material leases for personal property and all material contracts and commitments (the "Contracts") to which BD2 is a party are listed on Schedule 3.8(b). For purposes of this Section 3.8, a material lease, contract or commitment requiring the payment of money means any lease, contract or commitment pursuant to which the unliquidated amount required to be paid by BD2 or which BD2 is entitled to receive, as of the date hereof, is $25,000 or more. True and complete copies of the Contracts have been furnished to Holding.

          (c) *All Contracts and Leases are valid and binding, enforceable in accordance with their terms and are in full force and effect and there is no default by BD2 or any other party thereto under any such Contract or Lease, except for such defaults which, singly or in the aggregate, would not reasonably be expected to have a BD2 Material Adverse Effect. BD2 has not received notice from any other party to any Contract that BD2 is in default thereunder. None of the other parties to the Contracts or Leases has notified any of the BD2 Parties of any intention to terminate its Contract or Lease.

     Section 3.9 Litigation. **Except as set forth on Schedule 3.9, there are no actions, suits, arbitrations, formal inquiries, investigations or other proceedings ("Proceedings") (including arbitrations with any registered representative or customer of BD2) pending or threatened against BD2 at law or in equity before any court, federal, state, municipal or other governmental department or agency or other regulatory authority or other tribunal, except for such Proceedings which, if determined adversely, would not reasonably be expected to have a BD2 Material Effect. Neither BD2 nor its property is subject to any order, judgment, injunction or decree which would reasonably be expected to have a BD2 Material Adverse Effect.

     Section 3.10 Taxes, Tax Returns and Audits. (a) All federal, state, local and foreign Taxes due and payable by BD2 and by any other person, firm or corporation which will or may be liabilities of BD2, for all periods ending on or before August 31, 1998, have been paid in full or have been fully reserved against on the BD2 Balance Sheet; (b) BD2 has filed all federal, state, local and foreign income, excise, property, sales, withholding, social security, information returns, and other tax returns, reports and related information
("Returns") required to have been filed by it to the date hereof, and no extension of the time for filing a Return is presently in effect; the Returns that have been filed have been accurately prepared and have been duly and timely filed; (c) BD2's federal income tax returns have not been audited by the Internal Revenue Service for any fiscal year; (d) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return, or payment of any Tax, by BD2; and (e) there are no actions, suits, proceedings, investigations or claims now pending or, to the knowledge of the BD2 Parties, threatened, against BD2 in respect of Taxes or any matter under discussion with any governmental authority relating to Taxes asserted by any such authority.

     Section 3.11 Consents and Approvals. Except as set forth in Schedule 3.11, the execution and delivery of this Agreement by the BD2 Parties do not, and the performance of this Agreement by the BD2 Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party, except where failure to obtain any such consent, approval, authorization or action, or to make any such filing or notification, would not reasonably be expected to have a BD2 Material Adverse Effect.

     Section  3.12 Absence of Certain  Changes.  Except as set forth in Schedule
3.12 or as otherwise contemplated in this Agreement, BD2 has not, since August 31, 1998:

          (a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants, calls, commitments or other rights (including conversion or exchange rights) for the issue thereof;

          (b) except to the extent it has utilized margin credit provided by its clearing broker, borrowed or agreed to borrow any funds;

          (c)  incurred  any   obligation  or  liability,   absolute,   accrued,
contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

          (d) discharged or satisfied any encumbrance (as hereinafter defined) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the BD2 Balance Sheet and liabilities incurred since August 31, 1998 in the ordinary course of business and consistent with prior practice;

          (e) sold, transferred, pledged, hypothecated, leased to others or otherwise disposed of any assets (except for the disposition of assets in the ordinary course of business) or canceled or compromised any debt or claim, or waived or released any right of substantial value;

          (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, a BD2 Material Adverse Effect;

          (g) encountered any labor union organizing activity labor disputes or had any material change in its relations with its employees or agents, clients or insurance carriers;

          (h) made any accrual or arrangement for any payment of any bonus, or any increase in compensation or any severance or termination pay to (i) any present or former officer or employee of BD2; or (ii) any person, firm or corporation which is or was furnishing professional or consulting services to BD2 (other than routine payments made in the ordinary course of business, consistent with past practices);

          (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its shareholders or any affiliate of any of its shareholders, or (except for the repurchase of four shares of BD2 Stock at $11,300 per share in accordance with pre-existing agreements) purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its shareholders or any affiliate of any of its shareholders, whether on account of debt, management fees or otherwise;

          (j) suffered any material adverse change, in any case or in the aggregate, in its assets, liabilities, financial condition, results of operations or business (it being understood that losses from operations incurred in the ordinary course of BD2's business shall not be deemed to be, or to result in, a material adverse change); or

          (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (j)).

     Section 3.13 Employment  Agreements and Bonus Plans. Except as set forth on
Schedule 3.13, there are no employment agreements or bonus or other benefit plans, arrangements or policies (written or unwritten) between BD2 and any of its employees, including but not limited to any thereof relating to sick pay, vacations and severance.

     Section 3.14 Employee Plans.

          (a) Except as set forth on Schedule 3.14, BD2 does not maintain or contribute to, or is a party to or a participating employer in, any "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "Employee Benefit Plans"). BD2, at all times, has complied in all material respects with the provisions of the Employee Benefit Plans. BD2 is not a party to any multiemployer plan as defined in Section 3(37) of ERISA. The termination of the BD2 Retirement Trust Profit Sharing Plan ("Old BD2 Plan") will not result in any liability to BD2.

          (b) Each Employee Benefit Plan (i) except with respect to any Employee Benefit Plan not intended to qualify under Section 401(a) of the Code, has received a determination letter from the Internal Revenue Service to the effect that such plan satisfies the requirements of Section 401(a) of the Code and that any related trust is exempt from tax pursuant to Section 501(a) of the Code;
(ii)* has been operated in all material respects in accordance with ERISA, the Code and all other applicable law; (iii)* has not engaged in any prohibited transactions (as such term is defined for purposes of ERISA and the Code) (other than those that are exempt pursuant to statute, regulation or otherwise) which would subject BD2 to an excise tax under Section 4975 of the Code or a penalty under Section 502(i) of ERISA; (iv)* has not, since the last annual report filed, been amended so as to materially increase benefits thereunder (other than as a direct or indirect result of changes in applicable law or regulations) or experienced a material increase (more than 20%) in the number of participants covered thereunder; and (v)* if terminated on the date hereof, would not subject BD2 to liability to the PBGC pursuant to the provisions of Title IV of ERISA.

          (c) Except as set forth in Schedule 3.14, there are no "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (the "Employee Welfare Plans") maintained by BD2 or to which BD2 contributes or is required to contribute.

          (d) The BD2 Parties have furnished to Holding true and complete copies of the following items with respect to each Employee Benefit Plan and each Employee Welfare Plan (i) each plan document; (ii) each related trust document;
(iii) each determination letter issued by the Internal Revenue Service relating to qualification of the respective plans under the Code; (iv) the most recently filed annual reports; and (v) the most recent actuarial valuation, if any.

          (e) BD2 has filed all reports and other documents required to be filed with any governmental agency with respect to the Employee Benefit Plans and Employee Welfare Plans or has received currently effective extensions for any such reports and other documents which have not been filed.

     Section 3.15 Insurance Policies. Schedule 3.15 sets forth a complete list of all insurance policies maintained by BD2 and which are in force as of the date hereof.

     Section 3.16 Intangible Rights. Set forth on Schedule 3.16 is a list and brief identification of all trademarks, trade names, copyrights and applications therefor owned by or registered in the name of BD2 or in which BD2 has any rights as licensee or otherwise, and which are presently used in the operation of BD2's business. Except as disclosed in Schedule 3.16, no interest in any of such trademarks, trade names, copyrights or applications therefor, or any trade secrets owned or used by BD2, has been assigned, transferred or licensed to any third party by BD2, and to the best of the BD2 Parties' knowledge there is no and has not been any infringement or asserted infringement by BD2 of any trademarks, trade names, copyrights or application therefor of another. Except as disclosed in Schedule 3.16, (i) no claim is pending by BD2 against others to the effect that the present or past operations of such parties infringe upon or conflict with the rights of BD2, and, to the best of the BD2 Parties' knowledge, no reasonable grounds for such action exist, and (ii) the BD2 Parties are not aware of any pending or threatened cancellation or revocation of any agreement granting to BD2 rights under trademarks, trade names, copyrights or "know-how" of others.

     Section 3.17 Title to Properties. BD2 has good and marketable title to all its properties and assets which are material to the business of BD2. None of such properties and assets is subject to any Lien or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, other than (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and set forth on the BD2 Balance Sheet, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (iii) any minor imperfection in title or similar Lien which individually or in the aggregate with such other Liens could not reasonably be expected to have a BD2 Material Adverse Effect. All the material tangible properties and assets owned or leased by BD2 are in good operating condition and repair, are suitable for the purposes used, and have been adequate and sufficient for their operations prior to the date hereof. A true and complete list of all such material tangible properties and assets is set forth in Schedule 3.17.

     Section 3.18 Year 2000 Compliance. BD2 completed its Form BD-Y2K in accordance with NASD rules and regulations and the instructions to such Form and filed such Form in a timely manner. The information contained therein is accurate and complete. True and correct copies of the Form have been provided to Holding.

     Section 3.19 No Guarantees. *Except in connection with securities offerings in which BD2 participates and customary clearing relationships, BD2 is not a party to or bound by any agreement of guarantee, indemnification, assumption, or endorsement or any other like commitment of the obligations, liabilities
(contingent or otherwise) or indebtedness of any other person, firm or corporation.

     Section 3.20 [Intentionally Omitted]

     Section 3.21 Labor Matters. BD2 is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by it in connection with the operation of its business.

     Section 3.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the BD2 Parties.

     Section 3.23 Records. *The books of account, minute books, stock certificate books and stock transfer ledgers of BD2 are complete and correct in all material respects, and there have been no material transactions involving BD2 which are required to be set forth therein and which have not been so set forth.

     Section 3.24 No Undisclosed Liabilities.  **Except as set forth in Schedule
3.24 and pursuant to executory provisions under the Contracts and Leases to which BD2 is a party, BD2 has no liabilities, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the BD2 Balance Sheet, and (b) those incurred since August 31, 1998 in the ordinary course of business and consistent with prior practice.

     Section 3.25 No Illegal or Improper Transactions. No Stockholder or, to the knowledge of the BD2 Parties, any officer, director or employee, of BD2 has, directly or indirectly, offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for BD2, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

     Section 3.26 Related Transactions. Except for compensation to employees or consultants for services rendered and except with respect to the "Energy Fund," as hereafter defined, no Stockholder nor, to the knowledge of the BD2 Parties, any current or former director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the 1934 Act) of BD2 is presently, or during the last three fiscal years has been, (a) a party to any transaction with BD2 (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by or to, or rental of real or personal property to or from, or otherwise requiring payments to or from, any such director, officer, employee or shareholder or such associate), or
(b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of BD2 nor does any such person receive income from any source other than BD2 which relates to the business of, or should properly accrue to, BD2.

     Section 3.27 Disclosure. *No representation or warranty (including the Schedules related thereto) by the BD2 Parties contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any furnishing of information to the BD1 Parties by the BD2 Parties pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of BD2 to which the BD1 Parties shall have access or any information obtained by, or made available to, the BD1 Parties as a result of any investigation made by or on behalf of the BD1 Parties prior to or after the date of this Agreement, shall not affect the BD1 Parties' right to rely on any representation, warranty, covenant or agreement made or deemed made by the BD2 Parties in this Agreement and shall not be deemed a waiver thereof.

     Section 3.28 Ownership of Holding Stock. Except as set forth on Schedule 3.28, no BD2 Party owns, directly or indirectly, any Holding Stock, or options or other rights to acquire Holding Stock or securities convertible into Holding Stock.

     Section 3.29 Investment Representations.

          (a) All shares of Holding Stock and Holding Warrants to be acquired by any of the Stockholders pursuant to this Agreement will be acquired for such Stockholder's account and not with a view towards distribution thereof. Each Stockholder understands that it must bear the economic risk of the investment in the Holding Stock and the Holding Warrants and the Holding Stock issuable upon exercise of the Holding Warrants, which cannot be sold by such Stockholder unless registered under the Securities Act of 1933, as amended (the "1933 Act"), or an exemption therefrom is available thereunder. Each Stockholder has had both the opportunity to ask questions and receive answers from the officers and directors of Holding and all persons acting on its behalf concerning the business and operations of Holding and BD1 and to obtain any additional information to the extent Holding possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information. Each Stockholder acknowledges receiving copies of the SEC Filings referred to in Section 4.6. The certificates representing the Holding Stock and Holding Warrants to be received by the Stockholders as part of the Merger Consideration shall bear a legend to the effect that the shares represented thereby may not be transferred except upon compliance with the registration requirements of the 1933 Act (or an exemption therefrom) and the provisions of this Agreement.

          (b) At the Effective Time, the Stockholders will not constitute a "group" under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder with respect to their ownership of Holding Stock.

     Section 3.30 Restriction Letter and Form BD. Attached as Schedule 3.30 is BD2's Form BD, as amended, and its current NASD "Restriction Letter" (or Continuing Membership Agreement), with which BD2 is in full compliance.

     Section  3.31  Significant  Inventory  Positions.  Except  as set  forth on
Schedule 3.31, as of the date hereof, BD2 does not have any ownership interest (long or short) in the securities of any publicly-held company valued (without netting) in excess of $50,000.

     Section 3.32 Disclosure Issues. None of the Stockholders is or has been the subject of any of the events described in Item 401(f) of Regulation S-K, promulgated under the 1933 Act.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE BD1 PARTIES

     The BD1 Parties, jointly and severally, represent and warrant to the BD2 Parties as follows:

     Section 4.1 Organization.

          (a) Holding. Holding is a corporation duly organized, validly existing and in good standing under the law of Delaware. Except for BD1 and the other corporations listed in Schedule 4.1(a) (the "Other Holding Subsidiaries"),
Holding does not own, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. All the Other Holding Subsidiaries are engaged in the securities brokerage business, except
(i) Dalewood Associates, Inc., which manages Dalewood Associates, L.P., (ii) GKN Realty Corp. and GKN Fund Management, Inc., which are inactive, and (iii) GKN Property Management Corp., which manages one piece of commercial property. Holding is a holding company and does not conduct any business except through BD1 and the Other Holding Subsidiaries.

          (b) BD1. BD1 is a corporation duly organized, validly existing and in good standing under the law of New York. Other than in the ordinary course of its securities business, BD1 does not own, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. BD1 is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, which states are listed in Schedule 4.1(b), except where the failure to so qualify would not reasonable be expected to have, either singly or in the aggregate, a material adverse effect on the results of operations, financial condition, business, assets or prospects of BD1, Holding, Southeast Research Partners Inc. ("SERP"), Shochet Securities, Inc. ("Shochet") or GKN Securities Corp. ("GKN") (either singly or on a consolidated basis), or materially impair Holding's or BD1's ability to consummate the transactions contemplated by this Agreement ("BD1 Material Adverse Effect"). BD1 has all requisite corporate power to own, lease and operate its properties, leases or operations and to carry on its business as now being conducted.

          (c)  The  Other  Holding  Subsidiaries.  Each  of  the  Other  Holding
Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of its state of incorporation, which states are listed in
Schedule 4.1(c). Other than in the ordinary course of its securities business, none of the Other Holding Subsidiaries owns, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. Each of the Other Holding Subsidiaries is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, which states are listed in
Schedule 4.1(c), except where the failure to so qualify would not reasonably be expected to have a BD1 Material Adverse Effect. Each of the Other Holding Subsidiaries has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted by Holding.

     Section 4.2 Authority and Corporate Action.

          (a) Holding and BD1 each has all necessary corporate power and authority to enter into this Agreement and to consummate the Merger as contemplated hereby. All corporate action necessary to be taken by Holding and BD1 to authorize the execution, delivery and performance of this Agreement and all other agreements delivered in connection with this transaction has been duly and validly taken. This Agreement constitutes the valid, binding and enforceable obligation of each of Holding and BD1, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by Holding and BD1 nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the Certificate of Incorporation or By-Laws of Holding, BD1 or the Other Holding Subsidiaries or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Holding, BD1 or the Other Holding Subsidiaries is a party or by which Holding, BD1 or the Other Holding Subsidiaries (or any of their properties) is subject or bound, except where any such conflict, breach, violation or default would not reasonably be expected to have a BD1 Material Adverse Effect; (ii) result in the creation of, or give any party the right to create, any Lien upon the assets of Holding, BD1 or the Other Holding Subsidiaries, except where such Lien would not reasonably be expected to have a BD1 Material Adverse Effect; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which Holding, BD1 or the Other Holding Subsidiaries is a party, except where such transaction or modification would not reasonably be expected to have a BD1 Material Adverse Effect; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material Permit applicable to Holding, BD1 or the Other Holding Subsidiaries, except where any such suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a BD1 Material Adverse Effect (it being understood that any action taken by any state regulatory agency after the Effective Time to suspend, revoke, impair or refuse to renew any such material Permit shall be deemed not to have a BD1 Material Adverse Effect).

     Section 4.3 Capitalization; Ownership of Securities.

          (a) Capitalization. The capitalization of Holding, BD1 and each of the Other Holding Subsidiaries is set forth in Schedule 4.3. All of the outstanding shares of Holding Stock are duly and validly authorized and issued, fully paid and non-assessable. Except where noncompliance would not have a BD1 Material Adverse Effect, Holding has complied with all applicable federal and state securities statutes and regulations in connection with the offer and issuance of all of the outstanding shares of Holding Stock and there are no rescission rights relating thereto.

          (b) Ownership. Except for the shares of Other Holding Subsidiaries incorporated in foreign jurisdictions which are held by foreign nationals who are directors of such companies (and noted on Schedule 4.3), Holding is the direct or indirect record and beneficial owner of all of the outstanding shares of capital stock of BD1 and each of the Other Holding Subsidiaries, free and clear of all Liens. There are no options, warrants, calls, commitments or other rights of any character (including conversion, exchange or preemptive rights) which require, directly or indirectly, or give any person the right to require, the issuance of any capital stock of BD1 or any of the Other Holding Subsidiaries whether or not such rights are presently exercisable.

          (c) No Options, etc. Except as set forth on Schedule 4.3, there are no options, warrants, calls, commitments or other rights of any character (including conversion, exchange or preemptive rights) which require, or give any person the right to require, directly or indirectly, the issuance, sale or other transfer of any capital stock of Holding, whether or not such rights are presently exercisable.

     Section 4.4 Compliance with Law; Customer Complaints.

          (a) *The businesses of Holding, BD1 and the Other Holding Subsidiaries (collectively, the "Holding Companies") have at all times been conducted, and are now being conducted, in compliance with all applicable laws, rules, regulations and court or administrative orders and processes (including, without limitation, the 1934 Act, the Investment Advisers Act of 1940, as amended, and any laws, rules, regulations and court or administrative orders that relate to broker-dealer regulation (including registration and licensing in all jurisdictions where any of the Holding Companies engages in the investment advisory activities or the sale of securities), consumer protection, health and safety, products and services, proprietary rights, anti- competitive practices, collective bargaining, ERISA, equal opportunity, other aspects of labor or employment law (including sexual harassment) improper payments and environmental regulation), except where noncompliance would not reasonably be expected to have a BD1 Material Adverse Effect. Except as set forth in Schedule 4.4(a), the Holding Companies and their officers, directors and employees (i) *are not, and during the past six years were not, in violation of, or not in compliance with, any such applicable law, rule, regulation, order or process with respect to the conduct of their respective businesses; and (ii) have not received any notice from any governmental authority or self-regulatory agency alleging that any of the Holding Companies has violated, or not complied with, any of the foregoing and, to the best of the knowledge of each of Holding and BD1, none is threatened (and *no factual circumstances involving such violation or failure to comply are being examined or investigated), except, case of either (i) or (ii), where such violations would not reasonably be expected to have a BD1 Material Adverse Effect.

          (b) All customer complaints reportable pursuant to 95-81 which have been made against any of the Holding Companies or any of their registered representatives in writing since October 1, 1995, or which have been communicated orally, but not in writing, since August 31, 1998, have been reported in accordance with 95-81, all such complaints made prior to the close of business on November 2, 1998 are set forth in Schedule 4.4(b), and copies of each such complaint have been made available to the BD2 Parties. Such complaints which are pending as of the date of this Agreement are appropriately noted on
Schedule 4.4(b). Except as noted in Schedule 4.4(b), none of such complaints which have been disposed of requires any payment or other action to be made by the Holding Companies after the date of this Agreement.

          (c) Each of the Holding Companies is in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonably be expected to have a BD1 Material Adverse Effect. None of the Holding Companies has received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of the Holding Companies or their respective properties arising under Environmental, Health, and Safety Requirements, the subject of which would reasonably be expected to have a BD1 Material Adverse Effect.

     Section 4.5 Financial Statements.

          (a) Holding has delivered to the BD2 Parties (i) Holding's balance sheet at January 31, 1998 and statements of income and source and application of funds for the year then ended, all certified by BD1's Accountants, together with the notes, comments, schedules and supplemental data therein, and (ii) Holdings' unaudited consolidated balance sheet at August 31, 1998 ("Holding Balance Sheet") and statement of income for the seven months then ended (all of the foregoing referred to herein as the "Holding Financial Statements"). The Holding Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition of Holding and its subsidiaries at their respective dates and the results of the operations of Holding and its subsidiaries for the periods covered thereby, subject, in the case of interim statements, to normal year-end adjustments and the absence of footnotes.

          (b) Attached hereto as Schedule 4.5 are the FOCUS Reports for the period ended August 31, 1998, for GKN, Shochet and SERP. The FOCUS Reports have been prepared and filed in compliance with the rules and regulations of the NASD.

     Section 4.6 SEC Reports. Holding has delivered to the BD2 Parties its Annual Report on Form 10-K for the fiscal year ended January 31, 1998 ("10-K"), its Quarterly Reports on Form 10-Q for the quarters ended April 30, 1997 and July 31, 1998 (the "10-Qs"), its Proxy Statement for its Annual Meeting of Stockholders held on July 15, 1998, and its Current Report on Form 8-K for event dated July 15, 1998 (collectively, the "SEC Filings"). The 10-K and the 10-Qs and 8-K, as of their filing dates, complied as to form in all material respects with the requirements of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") with respect thereto. Holding has filed all reports under the 1934 Act that were required to be filed as of the date hereof and has otherwise complied with all material requirements of the 1933 Act and the 1934 Act. The financial statements of Holding included in the 10-K and the 10-Qs comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods covered and fairly present, in all material respects, the financial position of Holding as of the dates thereof and the results of operations and changes in financial position for the periods then ended.

     Section 4.7 Licenses, Permits, Etc. *Except as set forth on Schedule 4.7, the Holding Companies and their officers, directors and employees have at all times possessed and now possess all Permits, including those necessary to enable them to sell securities in any jurisdiction in which any of the Holding Companies engages in the sale of securities, necessary to own and operate the business of the Holding Companies, which necessary Permits are set forth on
Schedule 4.7 hereto, and true, complete and correct copies of which Permits have previously been delivered to the BD2 Parties. *All such Permits are in full force and effect and the Holding Companies and their officers, directors and employees have complied and the Holding Companies will comply, and shall cause their officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. *The Holding Companies and their officers, directors and employees are not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a material default thereunder. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Holding Companies with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to their businesses, except where any such suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a BD1 Material Adverse Effect. Schedule 4.7 includes a listing of all branch offices of the Holding Companies, including their addresses and dates of commencement of operations. The appropriate Holding Company obtained all necessary permission from the NASD and appropriate state regulatory authorities to operate such branch offices from and after such dates. Schedule
4.7 also includes a list of all jurisdictions in which each of GKN, Shochet and SERP is licensed to do business as a broker-dealer .

     Section 4.8 Real Property. None of the Holding Companies owns any real property.

     Section 4.9 Contracts and Leases. *All Contracts and Leases referred to in, or filed as an exhibit to, any of the SEC Filings, or entered into after the date of the most recent SEC Filing, to which a Holding Company is a party and which are in effect on the date hereof are valid and binding, enforceable in accordance with their terms and are in full force and effect and there is no default by any of the Holding Companies or any other party thereto under any such Contract or Lease, except for such defaults which, singly or in the aggregate, would not reasonably be likely to have a BD1 Material Adverse Effect. No Holding Company has received notice from any other party to any Contract that such Holding Company is in default thereunder. None of the other parties to such Contracts or Leases has notified any of the Holding Parties of any intention to terminate its Contract or Lease.

     Section 4.10 Litigation. **Except as set forth in Schedule 4.10, there are no Proceedings (including arbitrations, actions, suits or other proceedings with any registered representative or customer of any Holding Company) pending or, to the best knowledge of Holding and BD1, threatened against any Holding Company at law or in equity before any court, federal, state, municipal or other governmental department or agency or other regulatory authority or other tribunal, except for such Proceedings which, if adversely determined, would not reasonably be expected to have a BD1 Material Adverse Effect. Except as set forth in Schedule 4.10, none of the Holding Companies or their property is subject to any order, judgment, injunction or decree which would reasonably be expected to have a BD1 Material Adverse Effect.

     Section 4.11 Taxes, Tax Returns and Audits. (a) All federal, state, local and foreign Taxes due and payable by the Holding Companies and by any other person, firm or corporation which will or may be liabilities of the Holding

Companies, for all periods ending on or before August 31, 1998, have been paid in full or have been fully reserved against on the Holding Balance Sheet; (b) the Holding Companies have filed all Returns required to have been filed by them to the date hereof, and no extension of the time for filing a Return is presently in effect; the Returns that have been filed have been accurately prepared and have been duly and timely filed; (c) the Holding Companies' federal income tax returns have not been audited by the Internal Revenue Service for any fiscal year, but Holding's return for the year ended January 31, 1998 is subject to mandatory audit under law as a result of the magnitude of the refund; (d) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return, or payment of any Tax, by any of the Holding Companies; and (e) there are no actions, suits, proceedings, investigations or claims now pending or, to Holding's knowledge, threatened, against any Holding Company in respect of Taxes or any matter under discussion with any governmental authority relating to Taxes asserted by any such authority.

     Section 4.12 Consents and Approvals. The execution and delivery of this Agreement by Holding and BD1 do not, and the performance of this Agreement by Holding and BD1 will not, require Holding or BD1 to obtain any consent, approval, authorization or other action by, or to make any filing with or notification to, any governmental or regulatory authority or other third party, except (i) as described in Schedule 4.12, and (ii) where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not reasonably be expected to have a BD1 Material Adverse Effect.

     Section  4.13 Absence of Certain  Changes.  Except as set forth in Schedule
4.13 or as otherwise contemplated by this Agreement, none of the Holding Companies has, since August 31, 1998:

          (a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants, calls, commitments or other rights (including conversion or exchange rights) for the issue thereof, except for the issuance of Holding Stock upon the exercise of options, warrants and other convertible or exercisable securities outstanding on the date hereof;

          (b) borrowed or agreed to borrow any funds except to the extent it utilized margin credit provided by its clearing broker;

          (c)  incurred  any   obligation  or  liability,   absolute,   accrued,
contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

          (d) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the Holding Balance Sheet and liabilities incurred since August 31, 1998 in the ordinary course of business and consistent with prior practice;

          (e) sold, transferred, pledged, hypothecated, leased to others or otherwise disposed of any assets (except for the disposition of assets in the ordinary course of business) or canceled or compromised any debt or claim, or waived or released any right of substantial value;

          (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, a BD1 Material Adverse Effect;

          (g) encountered any labor union organizing activity labor disputes or had any material change in its relations with its employees or agents, clients or insurance carriers;

          (h) made any accrual or arrangement for any payment of any bonus, or any increase in compensation or any severance or termination pay to (i) any present or former officer or employee of any of the Holding Companies; or (ii) any person, firm or corporation which is or was furnishing professional or consulting services to any of the Holding Companies (other than routine payments made in the ordinary course of business, consistent with past practice);

          (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its shareholders or any affiliate of any of its shareholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its shareholders or any affiliate of any of its shareholders, whether on account of debt, management fees or otherwise;

          (j) suffered any material adverse change, in any case or in the aggregate, in its assets, liabilities, financial condition, results of operations or business (it being understood that losses from operations incurred in the ordinary course of the Holding Companies' business shall not be deemed to be, or to result in, a material adverse change); or

          (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (j)).

     Section 4.14 Employment  Agreements and Bonus Plans. Except as set forth on
Schedule 4.14, there are no employment agreements or bonus or other benefit plans, arrangements or policies (written or unwritten) between any of the Holding Companies and any of their employees, including but not limited to any thereof relating to sick pay, vacations and severance.

     Section 4.15 Employee Plans; Etc.

          (a) Except as set forth on Schedule 4.15, none of the Holding Companies maintains or contributes to, or is a party to or a participating employer in, any Employee Benefit Plan. The Holding Companies, at all times, have complied in all material respects with the provisions of the Employee Benefit Plans. None of the Holding Companies is a party to any multiemployer plan as defined in Section 3(37) of ERISA.

          (b) Each Employee Benefit Plan (i) except with respect to any Employee Benefit Plan not intended to qualify under Section 401(a) of the Code, has received a determination letter from the Internal Revenue Service to the effect that such plan satisfies the requirements of Section 401(a) of the Code and that any related trust is exempt from tax pursuant to Section 501(a) of the Code;
(ii)* has been operated in all material respects in accordance with ERISA, the Code and all other applicable law; (iii)* has not engaged in any prohibited transactions (as such term is defined for purposes of ERISA and the Code) (other than those that are exempt pursuant to statute, regulation or otherwise) which would subject any of the Holding Companies to a material liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA; (iv)* has not, since the last annual report filed, been amended so as to materially increase benefits thereunder (other than as a direct or indirect result of changes in applicable law or regulations) or experienced a material increase (more than 20%) in the number of participants covered thereunder; and (v)* if terminated on the date hereof, would not subject any of the Holding Companies to liability to the PBGC pursuant to the provisions of Title IV of ERISA.

          (c) Except as set forth in Schedule 4.15, there are no Employee Welfare Plans maintained by any of the Holding Companies or to which any of the Holding Companies contributes or is required to contribute.

          (d) Holding and BD1 have furnished to the BD2 Parties true and complete copies of the following items with respect to each Employee Benefit Plan and each Employee Welfare Plan (i) each plan document; (ii) each related trust document; (iii) each determination letter issued by the Internal Revenue Service relating to qualification of the respective plans under the Code; (iv) the most recently filed annual reports, if any; and (v) the most recent actuarial valuation, if any.

          (e) Each of the Holding Companies has filed all reports and other documents required to be filed with any governmental agency with respect to the Employee Benefit Plans and Employee Welfare Plans or has received currently effective extensions for any such reports and other documents which have not been filed.

     Section 4.16 Intangible Rights. Set forth on Schedule 4.16 is a list and brief identification of all trademarks, trade names, copyrights and applications therefor owned by or registered in the name of GKN, Shochet or SERP or in which GKN, Shochet or SERP has any rights as licensee or otherwise, and which are presently used in the operation of its respective business. Except as disclosed in Schedule 4.16, no interest in any of such trademarks, trade names, copyrights or applications therefor, or any trade secrets owned or used by GKN, Shochet or SERP, has been assigned, transferred or licensed to any third party by GKN, Shochet or SERP, and to the best of the BD1 Parties' knowledge there is no and has not been any infringement or asserted infringement by GKN, Shochet or SERP of any trademarks, trade names, copyrights or application therefor of another. Except as disclosed in Schedule 4.16, (i) no claim is pending by GKN, Shochet or SERP against others to the effect that the present or past operations of such parties infringe upon or conflict with the rights of GKN, Shochet or SERP, and, to the best of the BD1 Parties' knowledge, no reasonable grounds for such action exist, and (ii) the BD1 Parties are not aware of any pending or threatened cancellation or revocation of any agreement granting to GKN, Shochet or SERP rights under trademarks, trade names, copyrights or "know-how" of others.

     Section 4.17 Title to Properties. Each of the Holding Companies has good and marketable title to all its properties and assets material to the business of Holding, BD1, GKN, Shochet or SERP. None of such properties and assets is subject to any Lien or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, other than (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and set forth on the Holding Balance Sheet, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (iii) any minor imperfection in title or similar Lien which individually or in the aggregate with such other Liens could not reasonably be expected to have a BD1 Material Adverse Effect. All the material tangible properties and assets owned or leased by the Holding Companies are, in all material respects, in good operating condition and repair, suitable for the purposes used, and have been adequate and sufficient for their operations prior to the date hereof.

     Section 4.18 Year 2000 Compliance. Each of GKN, Shochet and SERP completed its Form BD-Y2K in accordance with NASD rules and regulations and the instructions to such Form and filed such Form in timely manner. The information contained therein is accurate and complete. True and correct copies of the Forms have been provided to Holding.

     Section 4.19 No Guarantees. *Except as set forth on Schedule 4.19 or in connection with securities offerings in which any Holding Company participates and customary clearing relationships, no Holding Company is a party to or bound by any agreement of guarantee, indemnification, assumption, or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

     Section 4.20 Labor Matters. No Holding Company is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by it in connection with the operation of its business.

     Section 4.21 Brokers. Except for the fees to be paid for the fairness opinion referred to in Section 8.3(j) hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of any Holding Company.

     Section 4.22 Records. *The books of account, minute books, stock certificate books and stock transfer ledgers of the Holding Companies are complete and correct in all material respects, and there have been no material transactions involving a Holding Company which are required to be set forth therein and which have not been so set forth.

     Section 4.23 No Undisclosed Liabilities.  **Except as set forth in Schedule
4.23 and the SEC Filings and pursuant to executory provisions under the Contracts and Leases to which any Holding Company is a party, none of the Holding Companies has any liabilities, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the Holding Balance Sheet and (b) those incurred since August 31, 1998 in the ordinary course of business and consistent with prior practice.

     Section 4.24 No Illegal or Improper Transactions. None of the Holding Companies or any officer, director or employee of the Holding Companies has, directly or indirectly, offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for any of the Holding Companies, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

     Section 4.25 Related Transactions. Except as set forth in Schedule 4.25 and except for compensation to employees or consultants for services rendered, neither Holding nor, to the knowledge of Holding and BD1, any current or former director, officer, employee or shareholder holding beneficially at least 5% of the outstanding Holding Stock, or any associate (as defined in the rules promulgated under the 1934 Act) of any of the Holding Companies is presently, or during the last three fiscal years has been, (a) a party to any transaction with any of the Holding Companies (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by or to, or rental of real or personal property to or from, or otherwise requiring payments to or from, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of any of the Holding Companies nor does any such person receive income from any source other than the Holding Companies which relates to the business of, or should properly accrue to, the Holding Companies.

     Section 4.26 Disclosure. *No representation or warranty (including the Schedules related thereto) by Holding and BD1 contained in this Agreement, when taken together with the SEC Filings, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any furnishing of information to the BD2 Parties by Holding and BD1 pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of any of the Holding Companies to which the BD2 Parties shall have access or any information obtained by, or made available to, the BD2 Parties as a result of any investigation made by or on behalf of the BD2 Parties prior to or after the date of this Agreement, shall not affect the BD2 Parties' right to rely on any representation, warranty, covenant or agreement made by Holding and BD1 in this Agreement and shall not be deemed a waiver thereof.

     Section 4.27 Holding Stock. The Holding Stock and Holding Warrants to be issued to the Stockholders as part of the Merger Consideration, and the Holding Stock which may be issued upon exercise of the Holding Warrants, will, when issued, be validly issued, fully paid and non-assessable.

     Section 4.28 Restriction Letter and Form BD. Attached as Schedule 4.28 is the Form BD, as amended, and the current NASD "Restriction Letter" (or Continuing Membership Agreement) for each of GKN, Shochet and SERP. GKN, Shochet and SERP is each in full compliance with its "Restriction Letter."

     Section  4.29  Significant  Inventory  Positions.  Except  as set  forth on
Schedule 4.29, as of the date hereof, none of the Holding Companies has any ownership interest (long or short) in the securities of any publicly-held company valued (without netting) in excess of $50,000.

                                    ARTICLE V
                          COVENANTS OF THE BD2 PARTIES

     Section 5.1 Conduct of Business. The BD2 Parties covenant and agree that, from the date hereof through the Closing Date, except as disclosed on Schedule
5.1 or as otherwise set forth in this Agreement, they shall:

          (a) conduct the business of BD2 only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of BD2; use their best efforts to keep available the services of the current employees of BD2, preserve the current relationships of BD2 with customers and other persons with which BD2 has significant business relations; and comply with all requirements of law the violation of which would have a BD2 Material Adverse Effect;

          (b) not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of BD2 (except the Old Artwork) other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so (it being understood by the parties hereto that there exist certain warrants and options issued to BD2 in connection with its investment banking activities which are held by BD2 as nominee for others, that such warrants and options are not included on the BD2 Balance Sheet, and that such warrants and options may be transferred of record by BD2 to the accounts of the beneficial holders thereof at any time, before or after the Merger);

          (c)  except  as  provided   herein,   not  amend  the  Certificate  of
Incorporation or By-laws of BD2;

          (d) not issue any shares of capital stock of BD2 (other than up to 70 shares of BD2 Stock which can be issued to employees of BD2 if and only if such shares are repurchased from other employees after the date hereof), any securities convertible or exercisable into or exchangeable for capital stock of BD2, or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of BD2;

          (e) not pledge, sell, transfer, dispose of or otherwise encumber or grant any rights or interests to others of any kind (including, without limitation, any voting rights) with respect to all or any part of the capital stock or substantial assets of BD2 or enter into any discussions or negotiations with any other party to do so;

          (f) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of BD2 or (except for the repurchase of 12 shares of BD2 Stock for $11,300 per share) directly or indirectly redeem or purchase any such capital stock;

          (g) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business, consistent with prior practice), or distribute to a shareholder of BD2 or any of his or her affiliates or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of BD2;

          (h) not make, agree to make or announce any general wage or salary increase or enter into or amend any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of BD2 or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

          (i) not make any capital expenditures in excess of $100,000 in the aggregate;

          (j) not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity; and

          (k) not enter into any agreement with respect to any of the foregoing.

     Section 5.2 Shareholder Meeting or Consent. BD2 shall cause a meeting of its shareholders (the "BD2 Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger or, in lieu thereof, shall cause all of its shareholders to sign a unanimous written consent with respect thereto. BD1 shall comply with all legal requirements applicable to such meeting or consent. In connection with the BD2 Shareholder Meeting or such unanimous consent, BD2 shall cause each shareholder of BD2 who will be receiving Holding Stock and Holding Warrants in the Merger to execute an agreement with Holding and BD2 (which shall be in form reasonably satisfactory to Holding and delivered to Holding at the Closing) pursuant to which he shall (i) acknowledge that he is subject to and bound by, the indemnity provisions contained in Article IX of this Agreement as fully as if he were a party hereto; (ii) agree not to sell his Holding Stock or Holding Warrants or shares of Holding Stock underlying the Holding Warrants, for a period of 24 months after the Closing (and acknowledge that the certificates for the Holding Stock they receive in the Merger will be legended to reflect that restriction as well as customary securities laws restrictions);
(iii) agree to the termination of the existing agreement between him and BD2 regarding the repurchase of his shares of BD2 Stock in the event of termination of his employment; (iv) agree that his Association Agreement with BD2 shall continue after the Merger to inure to the benefit of the Surviving Corporation;
(v) release BD2 from all obligations of any kind owed to him arising on or before the Closing Date; (vi) agree that he shall not utilize the name "Gaines," "Berland," or any variation thereof in connection with the securities business; and (vii) make such acknowledgments and representations as the parties reasonably determine are necessary to comply with the securities laws, including representations that they will not constitute a "group" under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder with respect to their ownership of Holding Stock.

     Section 5.3 Access to Information; Confidentiality.

          (a) Between the date of this Agreement and the Closing Date, the BD2 Parties will (i) permit Holding and its Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of BD2; (ii) permit Holding and its Representatives to make such inspections thereof as Holding may reasonably request; and (iii) furnish Holding and its Representatives with such financial and operating data (including without limitation the work papers of BD2's Accountants) and other information with respect to BD2 as Holding may from time to time reasonably request.

          (b) The BD2 Parties shall hold and shall cause their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Holding Companies furnished to them by the Holding Companies or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by any BD2 Party, (ii) in the public domain through no fault of a BD2 Party or (iii) later lawfully acquired from other sources, which source is not the agent of a Holding Company, by the BD2 Party to which it was furnished), and, except as otherwise required by applicable law, rule or regulation, no BD2 Party shall release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each BD2 Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the Holding Companies if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     Section 5.4 Maintenance of Assets; Insurance. The BD2 Parties shall continue to maintain and service the assets of BD2 consistent with past practice. Through the Closing Date, the BD2 Parties shall cause BD2 to maintain insurance policies providing insurance coverage for the business and the assets of BD2 of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

     Section 5.5 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, none of the BD2 Parties shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for,
(b) continue, propose or enter into any negotiations or discussions looking toward or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of BD2 or of any part of its assets, nor shall any of the BD2 Parties provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Each BD2 Party shall immediately notify Holding of any such inquiries or proposals or requests for information for such purpose. The BD2 Parties shall use their best efforts to cause the directors, officers, employees, agents and Representatives of BD2 to comply with the provisions of this Section.

     Section 5.6 Fulfillment of Conditions. The BD2 Parties shall use their best efforts to cause the conditions specified in Article VIII to be fulfilled to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the business of BD2 in such manner that on the Closing Date the representations and warranties of the BD2 Parties contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

     Section 5.7 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the BD2 Parties shall give Holding prompt written notice (a) if they believe that any representation or warranty of the BD1 Parties is or has become untrue or inaccurate in any material respect; (b) of any event or development that occurs that (i) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement,
(ii) would cause any of the  representations  and  warranties of the BD2 Parties

                                       36
                                                        36
contained herein to be inaccurate or otherwise misleading, (iii) gives the BD2 Parties any reason to believe that any of the conditions set forth in Article VIII will not be satisfied or (iv) is of a nature that has or may have a BD2 Material Adverse Effect.

     Section 5.8 Information for Proxy Statement. The BD2 Parties will cooperate with Holding in the preparation of the Proxy Statement referred to in Section
6.8 and furnish to Holding all information concerning themselves as Holding or its counsel may reasonably request and that is required or customary for inclusion in the Proxy Statement. All written information furnished by the BD2 Parties for inclusion in the Proxy Statement will comply in all material respects with the applicable provisions of the 1934 Act and will not at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto or at the time of the Holding Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement or any amendment thereof or any supplement thereto.

     Section 5.9 Cold Comfort Letter. The BD2 Parties shall cause to be delivered to Holding a letter of BD2's Accountants, dated the date of the Proxy Statement, and addressed to Holding, in form and substance reasonably satisfactory to Holding, to the effect that:

          (a) they are independent certified public accountants with respect to BD2 within the meaning of the 1934 Act, including the applicable published regulations thereunder;

          (b) the financial statements of BD2 certified by them and included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the 1934 Act, including the published regulations thereunder; and

          (c) they have carried out procedures to a specified date not more than five Business Days prior to the date of the Proxy Statement that do not constitute an audit in accordance with GAAP of the financial statements of BD2, as follows: (i) read the unaudited financial statements of BD2 included in the Proxy Statement, (ii) read the unaudited financial statements of BD2 for the period from the date of the most recent financial statements included in the Proxy Statement through the date of the latest available interim financial statements, (iii) read the minutes of the meetings of stockholders and Boards of

Directors of BD2 from the date of the most recent financial statements of BD2 included in the Proxy Statement to such date not more than five Business Days prior to the date of the Proxy Statement and (iv) consulted with certain officers of BD2 responsible for financial and accounting matters as to whether any of the changes or decreases referred to below has occurred, and based on such procedures, nothing has come to their attention which would cause them to believe that (A) any unaudited financial statements of BD2 included in the Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and of the published regulations thereunder; (B) such unaudited financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of BD2 included in the Proxy Statement; (C) as of such date not more than five Business Days prior to the date of the Proxy Statement, there was not, except as set forth in such letter, any (1) change in capital stock, treasury stock or long-term debt of BD2 or (2) any decrease in capital in excess of par value, retained earnings, net assets, net current assets or investments of BD2, in each case as compared with the amounts shown in the most recent balance sheet of BD2 included in the Proxy Statement or (D) for the period from the date of such balance sheet to the end of the month immediately preceding the date of the Proxy Statement, there were not, except as set forth in such letter, any decreases, as compared with the corresponding period in the preceding year, in revenues or in the total or per share amounts of income before extraordinary items, income before income taxes or net income of BD2.

     Section 5.10 Non-Use of Name. From and after the Closing Date, no Stockholder shall establish or otherwise be associated with, as an owner, partner, shareholder, employee or otherwise, any firm engaged in any aspect of the securities business which utilizes the name "Gaines," "Berland" or any variant thereof as part of its business name or grant to any other person or entity the right to use any such name or any variant thereof in connection with any aspect of the securities business.

     Section 5.11 No Securities Transactions. No BD2 Party shall engage in any transactions involving the securities of Holding prior to the consummation of the Merger, except that, after the full dissemination of the press release referred to in Section 12.3 hereof, BD2 may act as agent for customers who place unsolicited orders for Holding Stock. BD2 shall not sell or offer to sell the 11,776 shares of Holding Stock it currently owns and shall vote them in favor of the Merger. The BD2 Parties shall use their best efforts to cause the officers, directors, employees, agents and Representatives of BD2 to comply with the foregoing requirement.

     Section 5.12 Energy Fund. As soon as reasonably practicable, the BD2 Parties shall cause to be terminated, liquidated and dissolved the Gaines, Berland Energy Fund L.P., such that such fund shall not be in operation from and after the Closing.

     Section 5.13 Old BD2 Plan. As soon as reasonably practicable, the BD2 Parties shall cause the Old BD2 Plan to be terminated.

                                   ARTICLE VI
                          COVENANTS OF HOLDING AND BD1

     Section 6.1 Conduct of Business. Holding and BD1 covenant and agree that, from the date hereof through the Closing Date, except as set forth on Schedule
6.1 or as otherwise set forth in this Agreement, they shall, and shall cause the other Holding Companies to:

          (a) conduct the businesses of the Holding Companies only in the ordinary course and in a manner consistent with the current practice of such businesses, preserve substantially intact the business organizations of the Holding Companies; use their best efforts to keep available the services of the current employees of the Holding Companies, preserve the current relationships of the Holding Companies with customers and other persons with which the Holding Companies have significant business relations; and comply with all requirements of law the violation of which would have a BD1 Material Adverse Effect;

          (b) not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of any of the Holding Companies other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

          (c)  Except  as  provided   herein,   not  amend  the  Certificate  of
Incorporation or By-laws of Holding;

          (d) not issue any shares of capital stock of any Holding Company, any securities convertible or exercisable into or exchangeable for capital stock of any Holding Company, or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of any Holding Company, except that this shall not prohibit

Holding from: (i) granting options to purchase up an aggregate of 200,000 shares of Holding Stock to officers of any Holding Company; (ii) granting options to purchase up to an aggregate of 100,000 shares of Holding Stock to persons mutually agreed upon by BD1 and BD2; and (iii) issuing shares of Holding Stock upon the exercise or conversion of securities outstanding on the date hereof or entered into after the date hereof not in contravention of this Agreement. The options referred to in (i) and (ii) above shall have terms and conditions consistent with other options customarily granted by Holding under its employee benefit plans, with an exercise price equal to the last sale price of the Holding Stock on the date prior to the consummation of the Merger.

          (e) except as provided in (d) above, not pledge, sell, transfer, dispose of or otherwise encumber or grant any rights or interests to others of any kind (including, without limitation, any voting rights) with respect to all or any part of the capital stock or substantial assets of any of the Holding Companies or enter into any discussions or negotiations with any other party to do so;

          (f) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of Holding or directly or indirectly redeem or purchase any such capital stock except shares which it is required to redeem or purchase pursuant to outstanding rights of holders of shares of Holding's Preferred Stock and Contracts in effect on the date hereof;

          (g) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business, consistent with past practice), or distribute to a stockholder of any of the Holding Companies or any of their affiliates or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of the Holding Companies;

          (h) not make, agree to make or announce any general wage or salary increase or enter into or amend any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of any of the Holding Companies or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

          (i) not make any capital expenditures in excess of $100,000 in the aggregate;

          (j) except for mergers of wholly-owned subsidiaries of Holding with each other, not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity; and

          (k) not enter into any agreement with respect to any of the foregoing.

     Section 6.2 Stockholder Meeting. Holding shall cause a meeting of its stockholders (the "Holding Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of (a) this Agreement and the Merger and (b) a proposed amendment to the Certificate of Incorporation of Holding (the "Charter Amendment") that would change the name of Holding to Research Partners International Group, Ltd. and eliminate the requirement that Holding's Board of Directors be classified. In connection with such meeting, Holding (i) will mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting,
(ii) will use its best efforts to obtain the necessary approvals by its stockholders of the matters presented to them and (iii) will otherwise comply with all legal requirements applicable to such meeting. The obligations of Holding herein are subject to Section 6.8(c) hereof.

     Section 6.3 Access to Information; Confidentiality.

          (a) Between the date of this Agreement and the Closing Date, Holding and BD1 will (i) permit the BD2 Parties and their Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of the Holding Companies; (ii) permit the BD2 Parties and their Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish the BD2 Parties and their Representatives with such financial and operating data (including without limitation the work papers of Holding's Accountants) and other information with respect to the Holding Companies as the BD2 Parties may from time to time reasonably request.

          (b) Holding and BD1 shall hold and shall cause their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning BD2 furnished to them by the BD2 Parties or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Holding or BD1, (ii) in the public domain through no fault of Holding or BD1 or (iii) later lawfully acquired from other sources, which source is not the agent of a BD2 Party), and, except as otherwise required by applicable law, rule or regulation, Holding and BD1 shall not release or disclose such information to any other person, except their Representatives in connection with this Agreement. Holding and BD1 shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the BD2 Parties if they exercise the same care as it takes to preserve confidentiality for their own similar information.

     Section 6.4 Maintenance of Assets; Insurance. Holding and BD1 shall, and shall cause the Other Holding Subsidiaries to, continue to maintain and service the assets of the Holding Companies consistent with past practice. Through the Closing Date, Holding and BD1 shall cause the Holding Companies to maintain insurance policies providing insurance coverage for the business and the assets of the Holding Companies of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

     Section 6.5 No Other Negotiations.

          (a) Except as specifically permitted in this Section 6.5, until the earlier of the Closing or the termination of this Agreement, none of the Holding Companies shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of any of the Holding Companies or of any part of its assets ("Other Transaction"), nor shall any of the Holding Companies provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Holding shall use its best efforts to cause the directors, officers, employees, agents and Representatives of the Holding Companies to comply with the provisions of this Section.

          (b) Notwithstanding anything herein to the contrary, in the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into, an Other Transaction, Holding, at its discretion, shall be permitted to furnish to and communicate with any such party all publicly available information requested by such party. In the event that such party requests information in addition to that which is publicly available, the Company may furnish to and communicate with such third party non-public information and otherwise negotiate with such party, only if (i) two (2) business days prior written notice shall have been given to BD2 and (ii)
Holding's Board of Directors shall, in good faith, after being advised by outside counsel to Holding, determine that any failure to provide such non-public information to such party would be reasonably likely to constitute a breach of the fiduciary responsibilities of the Board of Directors to Holding's stockholders. Notwithstanding anything herein to the contrary, nothing shall prohibit the Board of Directors of Holding from responding to a tender offer or complying with its obligations under Rules 14d-9 or 14e-2 of the Exchange Act.

     Section 6.6 Fulfillment of Conditions. From the date hereof to the Closing, Holding and BD1 shall use their best efforts to cause the conditions specified in Article VIII to be fulfilled to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of each of the Holding Companies in such manner that on the Closing Date the representations and warranties of Holding and BD1 contained herein shall be accurate as though then made).

     Section 6.7 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, Holding shall give the BD2 Parties prompt written notice (a) if it believes that any representation or warranty of the BD2 Parties is or has become untrue or inaccurate in any material respect; and (b) of any event or development that occurs that (i) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement,
(ii) would cause any of the representations and warranties of Holding and BD1 contained herein to be inaccurate or otherwise misleading, (iii) gives the BD1 Parties any reason to believe that any of the conditions set forth in Article VIII will not be satisfied, (iv) is of a nature that has or may have a BD1 Material Adverse Effect or, (v) would require any amendment or supplement to the Proxy Statement. Holding acknowledges that the Old Artwork, which is valued on the BD2 Balance Sheet at approximately $236,000, will be sold by BD2 prior to the Closing and that the purchase price to be obtained by BD2 in connection with such sale could be less than $236,000.

     Section 6.8 Proxy Statement.

          (a) Holding will prepare and file with the Commission as soon as reasonably practicable after the date hereof a proxy statement to be filed under the 1934 Act by Holding and to be distributed by Holding in connection with the Holding Stockholder Meeting (the "Proxy Statement"). During the course of the preparation of the Proxy Statement, the BD2 Parties will be given reasonable opportunity to review and comment upon drafts of the Proxy Statement and the comments of the Commission thereon and responses thereto.

          (b) Holding covenants to the BD2 Parties that the Proxy Statement will comply in all material respects with the applicable provisions of the 1934 Act and will not at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the Holding Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing with the Commission of such Proxy Statement or any amendment thereof or any supplement thereto or any earlier communication to the stockholders of Holding with respect to the transactions contemplated by this Agreement; provided, however, that no representation, covenant or agreement is made by Holding with respect to information relating to the BD2 Parties or which is supplied in writing by or on behalf of the BD2 Parties for inclusion in the Proxy Statement. The Proxy Statement shall contain statements, where appropriate, to the effect that the Board of Directors of Holding has approved the Merger and recommends that the stockholders of Holding vote in favor of the proposals presented in the Proxy Statement.

          (c) Notwithstanding the foregoing, the obligations set forth in the last sentence of Section 6.8(b) and in Section 6.2 hereof shall not apply (and the Board of Directors shall be permitted to modify or withdraw any such recommendation previously made) if the Board of Directors of Holding shall, in good faith, after being advised by outside counsel (who may be Holding's regular legal counsel), determine that to not withdraw such recommendation would be reasonably likely to constitute a breach of the fiduciary responsibilities of the Board of Directors to Holdings' stockholders.

     Section 6.9 Voting for the Merger. Simultaneously with the execution of this Agreement, BD1 is delivering to BD2 agreements signed by the persons listed on Schedule 6.9 pursuant to which such persons irrevocably agree to vote for the approval of this Agreement and the Merger at the Holding Stockholders Meeting.

     Section 6.10 Nasdaq Listing. Holding shall use its best efforts to cause the shares of Holding Stock to be issued in the Merger in accordance with this Agreement (including those issuable on exercise of the Holding Warrants) to be approved for listing or admitted for trading on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

                                   ARTICLE VII
                         JOINT COVENANTS OF THE PARTIES

     Section 7.1 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     Section 7.2 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 8.2(a) and 8.3(a), the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

     Section 7.3 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings and use their best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement, including but not limited to the Commission, the NASD, the Department of Justice and the Federal Trade Commission and self-regulatory agencies, and will cooperate fully with each other in connection therewith.

     Section 7.4 [Intentionally Omitted]

     Section 7.5 Employees. Concurrently with the execution of this Agreement, Holding is entering into employment agreements with the persons listed on
Schedule 7.5 hereto ("Employment Agreements"), to take effect at the Effective Time. Between the date hereof and the Closing Date, Holding and the Stockholders may meet with and interview all employees of the BD2 Companies and the Holding Companies at reasonable times during business hours as they may mutually arrange to assist them in making mutual determinations as to the status of the various employees after the Closing Date.

     Section 7.6 Lock-Up Agreements. Concurrently with the execution of this Agreement, the Stockholders and the stockholders of Holding listed in Schedule
7.6 are entering into agreements with Holding ("Lock-Up Agreements"), which shall become effective at the Effective Time, pursuant to which they shall agree not to sell, give away, transfer or otherwise dispose of any of their Holding Stock or Holding Warrants or Holding Stock underlying the Holding Warrants for a period of 24 months from the Closing.

     Section 7.7 Operating Agreement. Simultaneously with the execution of this Agreement, BD1 and BD2 are entering into an agreement ("Operating Agreement"), pursuant to which they will share certain leased space commencing promptly after the date hereof.

     Section 7.8 Customer Complaints. Customer complaints reportable pursuant to 95-81 made against any BD2 Party or BD1 Party after November 2, 1998 shall be reported to the other Parties on or prior to the 15th of each month after the execution of this Agreement; and two business days prior to the Closing, the BD1 Parties and the BD2 Parties shall each deliver to the other an updated schedule of such customer complaints through the close of business on the business day prior to the delivery of such schedule.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     Section 8.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Approval by Stockholders. The Merger and the Charter Amendment shall have been approved by the stockholders of Holding.

          (b) Regulatory Approvals. The NASD and any other federal, state or local governmental agency or self-regulatory agency whose approval or consent is required for the consummation of the transactions contemplated by the Agreement each shall have unconditionally approved such transactions and the Commission shall not have raised any unresolved objection to such transactions.

          (c) Directors and Officers of the Surviving Corporation and Holding. The persons listed in Schedule 1.6(a) shall have been elected directors and officers of the Surviving Corporation and the persons listed in Schedule 1.6(b) shall have been elected as directors and officers of the Holding Companies.

          (d) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Merger.

     Section 8.2 Conditions to Obligations of the BD2 Parties. The obligations of the BD2 Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of Holding and BD1 contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all other representations and warranties, true and correct as of the Closing in all material respects, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by Holding and BD1 on or before the Closing Date shall have been complied with, and the BD2 Parties shall have received a certificate of Holding to such effect signed by a duly authorized officer thereof;

          (b) Legal Opinion. The BD2 Parties shall have received from Squadron Ellenoff Plesent & Sheinfeld, LLP, counsel to the Holding Companies, a legal opinion addressed to the BD2 Parties and dated the Closing Date, in form of Exhibit B annexed hereto;

          (c) Consents. The BD1 Parties shall have obtained and delivered to Holding consents of all third parties required by the Leases, Contracts and Permits set forth on Schedule 4.12;

          (d) Performance of Agreements. (i) All covenants, agreements and obligations required by the terms of this Agreement to be performed by the BD1 Parties at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects, and (ii) the Holding Companies shall have received resignations from such officers and directors of any Holding Company as may be necessary to effectuate the purposes of Section 1.6;

          (e) Supplemental Disclosure. If the BD1 Parties shall have supplemented or amended any Schedule pursuant to their obligations set forth in
Section 7.2 in any material respect, the BD2 Parties shall not have given notice to Holding that, as a result of information provided to BD2 in connection with any or all of such amendments or supplements, BD2 has determined not to proceed with the consummation of the transactions contemplated hereby;

          (f) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by Holding and BD1 in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by officers of Holding and BD1 as of the Closing, shall have been delivered to the BD2 Parties;

          (g) Holding Companies Liquid Net Worth. The Liquid Net Worth of the Holding Companies, on a consolidated basis, as of the close of business (i) on the last day of the month prior to the month preceding the Closing if the Closing Date is prior to the 25th of any month; or (ii) on the last day of the month prior to the Closing if the Closing Date is after the 24th of any month, in either case, as determined from Holding's balance sheet (which balance sheet shall be consistent with the FOCUS Reports last filed by BD1, Shochet and SERP, prior to the Closing Date), shall not be less than 75% of the Liquid Net Worth of the Holding Companies, on a consolidated basis, as determined from the Holding Balance Sheet; and

          (h) Employment and Lock-Up Agreements. The Employment Agreements and Lock-Up Agreements with the persons listed on Schedules 7.5 and 7.6 hereto, respectively, who are current employees of BD1 shall be in full force and effect.

         Section 8.3 Conditions to Obligations of Holding and BD1. The obligations of Holding and BD1 to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of the BD2 Parties contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all other representations and warranties, true and correct as of the Closing in all material respects, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by the BD2 Parties on or before the Closing Date shall have been complied with, and Holding and BD1 shall have received a certificate of the BD2 Parties to such effect;

          (b) Legal Opinion. Holding shall have received from Gusrae Kaplan & Bruno, counsel to the BD2 Parties, a legal opinion addressed to Holding, dated the Closing Date, in form of Exhibit C annexed hereto;

          (c) Consents. The BD2 Parties shall have obtained and delivered to Holding consents of all third parties required by the Leases, Contracts and Permits set forth in Schedule 3.11;

          (d) Performance of Agreements. (i) All covenants, agreements and obligations required by the terms of this Agreement to be performed by the BD2

Parties at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects, and (ii) BD2 shall have received resignations from such officers and directors of BD2 as may be necessary to effectuate the purposes of Section 1.6;

          (e) Supplemental Disclosure. If the BD2 Parties shall have supplemented or amended any Schedule pursuant to their obligations set forth in
Section 7.2 in any material respect, Holding shall not have given notice to BD2 that, as a result of information provided to Holding in connection with any or all of such amendments or supplements, Holding has determined not to proceed with the consummation of the transactions contemplated hereby;

          (f) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the BD2 Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of BD2 as appropriate, as of the Closing, shall have been delivered to Holding;

          (g) BD2 Liquid Net Worth. The Liquid Net Worth of BD2, as determined from the FOCUS Report last filed by BD2 prior to the Closing Date, shall not be less than 75% of the Liquid Net Worth of BD2, as determined from the BD2 Balance Sheet;

          (h) Employment and Lock-Up Agreements. The Employment Agreements and Lock-Up Agreements with the persons listed on Schedules 7.5 and 7.6 hereto, respectively, who are current employees of BD2 shall be in full force and effect;

          (i) Resignations and Releases. The BD2 Parties shall have delivered to Holding (i) resignations executed by each officer, director and attorney-in-fact of BD2 and Employee Benefit Plan or Employee Welfare Plan trustee or administrator from all of his or her offices and positions and (ii) a general release executed by the Stockholders in favor of BD2 relating to all obligations of BD2 to the Stockholders arising on or before the Closing Date;

          (j) Fairness Opinion. Holding shall have received from an investment banking firm reasonably acceptable to Holding and BD2, prior to the mailing of the Proxy Statement, a fairness opinion in customary form stating that, in substance, the terms of the Merger are fair, from a financial point of view, to the holders of Holding Stock;

          (k) Stockholder Approval. The Merger shall have been approved by the shareholders of BD2 and persons who are Dissenters shall have elected to exercise their appraisal rights with respect to no more than an aggregate of three percent of the BD2 Stock outstanding immediately prior to the Effective Time; and

          (l) Subscriptions Receivable. All monies owed to BD2 for the purchase of BD2 Stock and reflected as a subscription receivable on the BD2 Balance Sheet shall have been paid in full.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 9.1 Indemnification by the Shareholders of BD2. The Stockholders and all the other shareholders of BD2 being issued Holding Stock in the Merger (collectively, the "BD2 Indemnification Parties") shall severally (in proportion to their ownership of BD2 Stock) indemnify and hold harmless Holding and the Surviving Corporation from and against, and shall reimburse Holding and the Surviving Corporation for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the covenants, representations, warranties, agreements, obligations or undertakings of the BD2 Parties contained in this Agreement. Except as provided below, this indemnity shall survive the Closing only through April 30, 2000; provided, however, that (i) any claim for indemnity asserted on or prior to April 30, 2000 shall survive until resolved; and (ii) any claim for indemnity ("Old BD2 Plan Claim") based on breach of the representation in the last sentence of Section 3.14(a) shall survive without limitation as to time.

     Section 9.2 Indemnification by Holding. Holding shall indemnify and hold harmless the BD2 Indemnification Parties from and against, and shall reimburse the BD2 Indemnification Parties for, any Damages which may be sustained, suffered or incurred by the BD2 Indemnification Parties, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of the BD1 Parties' covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity shall survive the Closing through April 30, 2000; provided, however, that any claim for indemnity asserted on or prior to



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


April 30, 2000 shall survive until resolved. All indemnification payments to the BD2 Indemnification Parties shall be made pro rata, in proportion to their ownership of BD2 Stock.

     Section 9.3 Procedure.

          (a) A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to any Third Party Claim or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and, to the extent determinable, the estimated dollar amount (which estimate shall not be conclusive) of any claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the claim is a Third Party Claim.

          (b) Third Party Claims. In the event that an Indemnified Party becomes aware of a Third Party Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall with reasonable promptness notify (the "Claim Notice") in writing the Indemnifying Party of such claim, identifying the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party, except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by either party without the prior written consent of the other party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party if such claim is not exclusively for monetary Damages.

          (c) Direct Claims. In the event any Indemnified Party shall have a Direct Claim against any Indemnifying Party hereunder, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party.

          (d) Books and Records. After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article IX, the affected Parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any Party hereunder and designated as confidential by the Party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the Party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the Parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the Representatives of the Party being provided with the information, in which event the Party being provided with the information shall request its Representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

     Section  9.4  Adjustment  to  Merger  Consideration.   Any  indemnification
payments made pursuant to this Article IX shall be deemed to be an adjustment to the Merger Consideration.

     Section 9.5 Limitations.

          (a) No Party shall be required to indemnify  another  Party under this
Article IX for claims (other than an Old BD2 Plan Claim) unless, after the resolution of all claims which are the subject of Claim Notices hereunder (the date on which the last of such claims is resolved being referred to herein as the "Judgment Date"), the aggregate of all amounts for which indemnity would otherwise be due against it, net of any amounts for which indemnity would otherwise be owed to it hereunder, exceeds $1,250,000 ("Basket"), in which case, the amount for which indemnity will be due shall be calculated from the first dollar. The BD2 Indemnification Parties shall not be required to indemnify Holding or the Surviving Corporation for an Old BD2 Plan Claim under this
Article  IX unless  (and only to the  extent)  the  amount  of  Damages  exceeds
$10,000.

          (b) An Indemnifying Party may, in its discretion, pay any amount owed hereunder to an Indemnified Party by the delivery to the Indemnified Party of shares of Holding Stock (free and clear of all Liens), valued for this purpose at the last sale price of the Holding Stock on the last business day prior to the Judgment Date, except with respect to Old BD2 Plan Claims, which amounts must be paid in cash.

          (c) Neither the BD2 Indemnification Parties, as a group, nor Holding, shall be obligated to make any indemnification payment hereunder to the other of more than 3,000,000 shares of Holding Stock (or the equivalent value thereof, as determined as set forth in (b), above), as appropriately adjusted for any Stock Adjustment Event.

     Section 9.6 Independent Committee Determination. Whether any claim for indemnification is brought pursuant to Section 9.1, or any decision is required to be made on behalf of Holding or the Surviving Corporation in connection with a claim or action for indemnification under Sections 9.1 or 9.2, shall be determined by a committee of the Board of Directors of Holding comprised solely of the independent directors of Holding.

     Section 9.7 Representations and Warranties.

          (a) For purposes of indemnity under this Article IX for breach of a representation and warranty of a Party under this Agreement, (i) the representations and warranties shall be the representations and warranties of a Party made herein, as supplemented, modified or amended by any Schedule thereto as of the Closing Date in accordance with Section 7.2, without regard to any materiality qualifications or standards otherwise contained therein.

          (b) To the extent any representation and warranty (or clause or sentence thereof) is preceded with an asterisk (*), then, only for purposes of determining whether there has been a breach of such representation and warranty which could be indemnified under this Article IX, the words "to the knowledge of the BD2 Parties" or "to the knowledge of the BD1 Parties," as the case may be, shall be substituted for such asterisk.

          (c) To the extent any representation and warranty (or clause or sentence thereof) is preceded with two asterisks (**), then, only for purposes of determining whether there has been a breach of such representation and warranty which could be indemnified under this Article IX, the words "to the actual knowledge of the BD2 Parties" or "to the actual knowledge of the BD1 Parties," as the case may be, shall be substituted for such asterisks.

          (d) For purposes of indemnity under this Article IX for breach of a representation and warranty of a Party under this Agreement, the Indemnified Party shall not be deemed to have incurred any Damages in connection with a claim arising from the resolution of a customer complaint (by arbitration, settlement or otherwise) unless and until the amount of Damages for all such claims exceeds the amount reserved by BD2 or Holding, as the case may be, and reflected on the BD2 Balance Sheet or Holding Balance Sheet (or notes thereto or work papers in connection therewith), respectively, for all such claims.

     Section 9.8 Indemnity as Sole Recourse. After the Closing Date, a Party may seek remedy against any other Party for breach of a representation, warranty or covenant hereunder only under and in accordance with the terms of this Article IX.



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



                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

     Section 10.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

          (a) By mutual written consent of Holding and BD2;

          (b) By either Holding or BD2 if, without fault of such terminating party, the Merger shall not have been consummated on or prior to May 31,1999;

          (c) By either Holding or BD2 (if the terminating Party is not then in material breach of its obligations hereunder) if (i) a material default or breach shall be made by the other Party with respect to the due and timely performance of any of its obligations contained herein and such default cannot be cured within a reasonable period of time, or (ii) if any of the other Party's representations and warranties (x) made without any materiality standard, are not true and correct in all material respects as of the date hereof and as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the date hereof and as of the Closing Date; or

          (d) By either  Holding or BD2 if,  pursuant to Section  6.8(c) hereof,
(i) the Board of Directors of Holding shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the Merger or shall have resolved to do any of the foregoing or (ii) the Board of Directors of Holding shall have recommended or resolved to recommend to its stockholders a transaction other than the Merger.

     Section 10.2 Effect of Termination. In the event of termination by Holding or BD2, or both, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other Party and, except as set forth in this Section 10.2, all obligations of the Parties hereunder shall terminate, no Party shall have any right against the other Party hereto, each Party shall bear its own costs and expenses, and Holding and BD2 shall each be responsible for (i) 50% of the fees and expenses of Graubard Mollen & Miller ("GMM") incurred in connection with the transactions contemplated hereby ("GMM Costs"); and (ii) 50% of the fees of Goldstein Golub Kessler, L.L.P. ("GGK") incurred by BD2 in connection with the audit of the BD2 Financial Statements ("GGK Fees") in excess of $15,000

(the balance being paid by BD2). Notwithstanding the foregoing, (a) if this Agreement is terminated by either Party under Section 10.1(c), then (x) the non-terminating party shall, within five days of termination, pay or reimburse the terminating party for (A) all the documented out-of-pocket reasonable fees and expenses incurred by the terminating party (including the reasonable fees and expenses of its counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby; (B) all of the GMM Costs; and (C) 100% of the GGK Fees in excess of $15,000 (the balance being paid by BD2); and (y) unless such termination is with respect to a breach of a representation or warranty deemed to be made at the Closing (as opposed to upon execution of this Agreement) and such breach was caused by factors outside the control of the non-terminating party, the non-terminating party shall, within five days of termination, also pay the terminating party a fee of $300,000; and (b) if this Agreement is terminated by either Party under Section 10.1(d), it shall be deemed to be a termination by BD2 under 10.1(c) and the provisions of paragraph (a) above shall control.

          (a) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same;

          (b) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with Sections 5.3(b) and 6.3(b) hereof.

                                   ARTICLE XI
                                   DEFINITIONS

     Section 11.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Basket" has the meaning specified in Section 9.5(a).

          "BCL" has the meaning specified in Section 1.2.

          "BD1" has the meaning specified in the heading to this Agreement.

          "BD1 Material Adverse Effect" has the meaning specified in Section 4.1(b).


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



          "BD1 Parties" has the meaning specified in Section 2.3(b).

          "BD1 Stock" has the meaning specified in Section 2.1(a).

          "BD1's Accountants" means KPMG Peat Marwick, LLP.

          "BD2" has the meaning specified in the heading to this Agreement.

          "BD2 Balance Sheet" has the meaning specified in Section 3.5(a).

          "BD2  Financial  Statements"  has the  meaning  specified  in  Section
3.5(a).

          "BD2  Indemnification  Parties"  has the meaning  specified in Section
9.1.

          "BD2  Material  Adverse  Effect" has the meaning  specified in Section
3.1.

          "BD2 Parties" has the meaning specified Section 2.3(b).

          "BD2's Accountants" means Goldstein Golub & Kessler, L.L.P.

          "BD2 Shareholder Meeting" has the meaning specified in Section 5.2.

          "BD2 Stock" has the meaning specified in the Recitals.

          "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

          "Certificate of Merger" has the meaning specified in Section 1.3.

          "Charter Amendment" has the meaning specified in Section 6.2.

          "Claim Notice" has the meaning specified in Section 9.3(b).

          "Closing" has the meaning specified in Section 2.3(a).



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



          "Closing Date" means the date specified in Section 2.3(a) on which the Closing shall take place.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" has the meaning specified in Section 4.6.

          "Contracts" has the meaning specified in Section 3.8(b).

          "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by a Party, which is determined to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with a breach of this Agreement by the other Party; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or in arbitration, or appropriate governmental administrative agency (after the exhaustion of all appeals), or the amount agreed to in writing by the appropriate Parties upon settlement.

          "Direct Claim" means a claim, demand, suit, proceeding or action by one Party hereto against another.

          "Dissenter" has the meaning specified in Section 2.2(a).

          "Dissenter Securities" has the meaning specified in Section 2.2(a).

          "Effective Time" has the meaning specified in Section 1.3.

          "Employee Benefit Plans" has the meaning specified in Section 3.14(a).

          "Employee Welfare Plans" has the meaning specified in Section 3.14(c).

          "Employment Agreements" has the meaning specified in Section 7.5.

          "Environmental, Health and Safety Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the



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


environment, including without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Agent" means Continental Stock Transfer & Trust Company, New York, New York.

          "GAAP" has the meaning specified in Section 3.5(a).

          "GGK" means Goldstein Golub Kessler, L.L.P.

          "GGK Fees" has the meaning specified in Section 10.2.

          "GKN" means GKN Securities Corp.

          "GMM" means Graubard Mollen & Miller.

          "GMM Costs" has the meaning specified in Section 10.2.

          "Holding" has the meaning specified in the heading to this Agreement.

          "Holding Balance Sheet" has the meaning specified in Section 4.5(a).

          "Holding Companies" has the meaning specified in Section 4.4(a).

          "Holding Financial Statements" has the meaning specified in Section 4.5(a).

          "Holding's Accountants" means KPMG Peat Marwick LLP or any successor firm appointed by Holding.

          "Holding Stock" has the meaning specified in Section 2.1(b).



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



          "Holding  Stockholder  Meeting"  has the meaning  specified in Section
6.2.

          "Holding Warrants" has the meaning specified in Section 2.1(b).

          "Indemnified Party" has the meaning specified in Section 9.3(a).

          "Indemnifying Party" has the meaning specified in Section 9.3(a).

          "Judgment Date" has the meaning specified in Section 9.5(a).

          "Leases" has the meaning specified in Section 3.8(a).

          "Lien" has the meaning specified in Section 3.2(b).

          "Liquid Net Worth" means a Party's Stockholder's Equity, plus (i) subordinated indebtedness; (ii) restructuring charges incurred since August 31, 1998 up to a maximum of $750,000; and (iii) subscriptions receivable; and less
(a) furniture, fixtures, leasehold improvements and other fixed assets; (b) good will and other intangibles; (c) 50% of any monies owed by employees under loans from the Party; and (d) 50% of any cash derived from the exercise of Unit Purchase Options between August 31, 1998 and the date of determination.

          "Lock-Up Agreements" has the meaning specified in Section 7.6.

          "Merger" has the meaning specified in the Recitals.

          "Merger Consideration" has the meaning specified in Section 2.1(b).

          "1933 Act" has the meaning specified in Section 3.29.

          "1934 Act" has the meaning specified in Section 3.4.

          "Old BD2 Plan" has the meaning specified in Section 3.14(a).

          "Old BD2 Plan Claim" has the meaning specified in Section 9.1

          "Operating Agreement" has the meaning specified in Section 7.7.

          "Other Holding Subsidiaries" has the meaning specified in Section 4.1(a).

          "Other Transaction" has the meaning specified in Section 6.5(a).

          "Party" means Holding and BD1, on the one hand, and each of the BD2 Parties, on the other hand (collectively, "Parties").

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,   or  any
successor thereto.

          "Permits" has the meaning specified in Section 3.6.

          "Proceedings" has the meaning specified in Section 3.9.

          "Proxy Statement" has the meaning specified in Section 6.8(a).

          "Representatives"of   either  Party  means  such  Party's   employees,
accountants,   auditors,   actuaries,   counsel,  financial  advisors,  bankers,
investment bankers and consultants.

          "Returns" has the meaning specified in Section 3.10.

          "SEC Filings" has the meaning specified in Section 4.6.

          "SERP" means Southeast Research Partners, Inc.

          "Shochet" means Shochet Securities, Inc.

          "Stock Adjustment Event" has the meaning specified in Section 2.6.

          "Stockholders" has the meaning specified in the heading to this Agreement.

          "Surviving Corporation" has the meaning specified in Section 1.2.

          "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "10-K" has the meaning specified in Section 4.6.

          "10-Qs" has the meaning specified in Section 4.6.

          "Third Party Claim" means a claim, demand, suit, proceeding or action by a person, firm, corporation or government entity other than a Party hereto or any affiliate of such party.

          Section 11.2 "Knowledge". Anywhere in the this Agreement that the phrase "to the knowledge" or "to the best knowledge" is used, including pursuant to Section 9.7(b) hereof, it shall refer to things (a) actually known by the person making the representation or warranty and (b) which should have been known by the person making the representation and warranty if such person had actually made a reasonable investigation of the facts and circumstances about which the representation and warranty is made. Anywhere in this Agreement that the phrase "to the actual knowledge" is used, including pursuant to Section 9.7(c) hereof, it shall refer only to things actually known by the person making the representation or warranty.

                                   ARTICLE XII
                               GENERAL PROVISIONS

     Section 12.1 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. Except as otherwise provided herein, BD2 shall pay all such expenses incurred by the BD2 Parties.

     Section 12.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by nationally recognized courier or three Business Days after mailing if mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):



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



                  If to the BD1 Parties:

                           Research Partners International Inc.
                           One State Street Plaza
                           New York, New York  10004
                           Attention:  David M. Nussbaum and Peter R. Kent

                  with a copy to:

                           Squadron Ellenoff Plesent & Sheinfeld, LLP
                           551 Fifth Avenue
                           New York, New York  10176
                           Attention:  Kenneth R. Koch, Esq.

                  If to the BD2 Parties:

                           Gaines, Berland Inc.
                           1055 Stewart Avenue
                           Bethpage, New York  11714
                           Attention:  Richard Rosenstock and David Thalheim

                  with a copy to:

                           Gusrae Kaplan & Bruno
                           120 Wall Street
                           New York, New York  10005
                           Attention:  Martin H. Kaplan, Esq.

                  and, in either case, with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attention: David Alan Miller, Esq.


     Section 12.3 Press Release; Public Announcements. Promptly after execution of this Agreement, the Parties shall issue a press release in the form of Exhibit D annexed hereto. The Parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval as to the form and content thereof, except to the extent required by law. Notwithstanding the foregoing, Holding may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the BD2 Parties shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The Parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their executive officers, directors and professional advisors.

     Section 12.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

     Section 12.5 Waiver. At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

     Section 12.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 12.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 12.8 Entire Agreement. This Agreement, the Schedules and Exhibits hereto, and the other agreements, including the Operating Agreement, executed concurrently herewith, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     Section 12.9 Benefit. A Party may not assign his rights and obligations hereunder without the written consent of all the other Parties. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.

     Section 12.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     Section 12.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

RESEARCH PARTNERS INTERNATIONAL, INC.           RPII ACQUISITION CORP.


     /s/ Peter R. Kent                            /s/ David M. Nussbaum
By:________________________________             By:___________________________
    Name:   Peter R. Kent                          Name:  David M. Nussbaum
    Title:  Chief Operating Officer                Title: President


GAINES, BERLAND INC.

     /s/ Richard J. Rosenstock
By:________________________________
    Name:   Richard J. Rosenstock
    Title:  President


STOCKHOLDERS                                     Number of BD2 Shares Owned


     /s/ Joseph Berland                                     180
_______________________________________
         Joseph Berland

    /s/  Vincent Mangone                                     69
_______________________________________
         Vincent Mangone


   /s/   Richard Rosenstock                                 180
_______________________________________
         Richard Rosenstock

  /s/    David Thalheim                                      69
_______________________________________
         David Thalheim

  /s/    Mark Zeitchick                                      69
_______________________________________
         Mark Zeitchick

                                                                       EXHIBIT A

THE REGISTERED HOLDER OF THIS WARRANT IS SUBJECT TO THE TERMS OF A "LOCKUP" AGREEMENT WITH THE COMPANY PURSUANT TO WHICH HE CANNOT SELL OR OTHERWISE TRANSFER THIS WARRANT OR THE SHARES OF COMMON STOCK UNDERLYING IT UNTIL _____________, 2001.

THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

                                 FORM OF WARRANT

                               For the Purchase of

                  [insert total number] Shares of Common Stock

                                       of

                   RESEARCH PARTNERS INTERNATIONAL GROUP LTD.

1.   Warrant.

     THIS CERTIFIES THAT, in consideration of $10.00 and other good and valuable consideration, duly paid by or on behalf of ________________ ("Holder"), as registered owner of this Warrant, to Research Partners International Group Ltd. ("Company"), Holder is entitled, at any time or from time to time, as hereinafter set forth, to subscribe for, purchase and receive, in whole or in part, up to [insert total number] shares of common stock of the Company, $.0001 par value ("Common Stock"). This Warrant is initially exercisable at $3.50 per share of Common Stock purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock. The term "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.   Exercise.

     2.1 Exercise Form. In order to exercise this Warrant, the Exercise Notice (in the form attached) must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Warrant Shares being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the last date on which this Warrant may be exercised, as described below, the Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     2.2 Legend. Each certificate for Warrant Shares purchased under this Warrant shall bear a legend as follows, unless such Warrant Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"):

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law. The Securities may not be offered for sale, sold or otherwise transferred prior to ______________, 2001 without the Company's prior written consent.

     2.3 Exercise Schedule. The Warrant may be exercised as follows:

                  (i) If the Company generates "retail commissions" (as defined below) of at least $100,000,000 during the twelve commission month period described below ("Initial Commission Period"), up to an aggregate of [insert 1/2 of total] Warrant Shares may be purchased at any time commencing on the first business day after the last day of the Initial Commission Period and ending on the six-year anniversary of the last day of the Initial Commission Period.

                  (ii) If the Company generates retail commissions of at least $130,000,000, during the twelve commission month period immediately following the Initial Commission Period ("Final Commission Period") up to an aggregate of [insert 1/2 of total] Warrant Shares may be purchased at any time commencing on the first business day after the last day of the Final Commission Period and ending on the five-year anniversary of the last day of the Final Commission Period.

                  (iii) If the Company does not generate the threshold retail commissions in either the First Commission Period or Final Commission Period ("Non-Vesting Commission Period"), but does generate retail commissions in the other commission period which, when added to the retail commissions generated in the Non-Vesting Commission Period results in aggregate retail commissions equaling or exceeding $230,000,000, then the Holder may purchase the additional Warrant Shares of the Non-Vesting Commission Period at any time commencing on the first business day after the last day of the Final Commission Period and ending on the five-year anniversary of the last day of the Final Commission Period. For example, if the Company generates retail commissions of only $80,000,000 in the Initial Commission Period, but generates retail commissions of $150,000,000 in the Final Commission Period, in addition to the Warrant Shares which may be purchased as a result of exceeding the Final Commission Period threshold, the number of Warrant Shares subject to the Non-Vesting Commission Period (i.e., the Initial Commission Period), may then also be purchased.

                  (iv) As used herein, the term "retail commissions" shall mean all commissions and sales credits generated from customers of any person who is employed as a retail broker by any wholly owned subsidiary ("RPI Broker Dealer") of the Company (including, but not limited to, sales credits and commissions generated from initial public offerings and private placements); provided, however, that retail commissions shall not include those commissions generated by any brokers who (i) were all working at the same firm prior to employment by an RPI Broker Dealer; (ii) become employed by an RPI Broker Dealer as a group, on or about the same date; (iii) do not relocate to one of the Company's offices located in New York, New York on State Street, Boca Raton, Florida or Bethpage, New York; and (iv) as a group, generated retail commissions of $10,000,000 or more during the last 12 full commission months prior to being employed by an RPI Broker Dealer.

     2.4 Determination of Commencement of Commission Period. The Initial Commission Period will commence on the first day of the first full commission month beginning after the earlier of (i) the three month anniversary of the consummation of the merger between RPII Acquisition Corp. ("Newco") and Gaines, Berland Inc. ("GBI") pursuant to the terms of the Agreement and Plan of Merger, dated November 4, 1998 among the Company, Newco, GBI and those persons named on signature page thereof, or (ii) the three month anniversary of the "Sharing Commencement Date," as such term is defined in the Operating Agreement dated November 4, 1998 between GKN Securities Corp. and GBI.

     2.5 Conversion Right.

                  2.5.1 Determination of Amount. In lieu of the payment of the Exercise Price in cash, the Holder shall have the right (but not the obligation) to convert any portion of this Warrant which becomes exercisable pursuant to
Section 2.3, in whole or in part, into Common Stock ("Conversion Right"), as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrant being converted pursuant to Section 2.5.2 by (y) the "Market Price" (as defined below).

                  2.5.2 Definitions. The "Value" of the portion of the Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Warrant being converted from (b) the Market Price of the Common Stock multiplied by the number of shares of Common Stock underlying the portion of the Warrant being converted. As used herein, the term "Market Price" shall be the average of the last reported sale price of the Common Stock for the five business day period ending on the day prior to the "Conversion Date" (as defined below), as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the average of the last reported sale price during such five day period as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq National Market or SmallCap Market (in either case, "Nasdaq"), or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets or similar organizations, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  2.5.3 Exercise of Conversion Right. The Conversion Right may be exercised by the Holder by delivering the Warrant with a duly executed Exercise Notice (in the form annexed) with the conversion section completed to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such conversion.

The date on which the Warrant is so delivered shall be referred to herein as the Conversion Date.

3.   Transfer.

     3.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the Assignment Notice (in the form annexed) duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

     3.2 Restrictions Imposed by the Securities Act. This Warrant and the Securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the
Securities  Act,  and  applicable  state  law,  the  availability  of  which  is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Securities has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state law.

4.   New Warrants to be Issued.

     4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed Exercise Notice or Assignment Notice and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Warrant has not been exercised or assigned.

     4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.   Registration Rights.

     5.1 Required Registration. If any portion of this Warrant becomes exercisable, the Company shall, upon the written request ("Registration Request") of the Holders of Warrants to purchase at least 1,000,000 shares (as adjusted) of Common Stock ("Majority Holders"), file an appropriate registration statement ("Registration Statement") with the Securities and Exchange Commission to register for resale by the Holder, under the Securities Act, all of the Warrant Shares which may be purchased by the Holder in accordance with Section
2.3 hereof ("Registrable Securities").

     5.2 Terms. The Company shall file the Registration Statement within 60 days after receipt of the Registration Request and use its best efforts to have the Registration Statement declared effective as soon thereafter as practicable. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting and brokerage commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company shall cause any registration statement filed pursuant to the above to remain effective until the earlier of the date all the Registrable Securities are sold or may be sold without registration under the Securities Act. The Company may suspend its obligations under this Section 5.2 for up to 90 days in any calendar year if the Board of Directors of the Company reasonably determines that the disclosure of information necessitated by the filing of the Registration Statement and/or having it declared or remain effective would materially and adversely affect the Company.

     5.3 Holder Information. It shall be a condition precedent to the Company's obligation to register the Registrable Securities, that the Holder furnish to the Company in writing any such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request ("Holder Information").

    5.4      Indemnification.

                  5.4.1 General. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person ("controlling person"), if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, other than with respect to the Holder Information. Each Holder of the Registrable Securities to be sold pursuant to such registration statement, and his successors and assigns, shall severally, and not jointly, indemnify the Company and each controlling person thereof against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from his Holder Information.

                  5.4.2 Procedure. If any action is brought against a party hereto, ("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party, and the payment of actual expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

                  5.4.3 Contribution. If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or
(ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by a Holder exceed the profit, if any, earned by such Holder as a result of the exercise by him of the Warrants and the sale by him of the underlying shares of Common Stock.

                  5.4.4 Remedies. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

     5.5 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

6.   Adjustments.

     6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

                  6.1.1 Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section
6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

                  6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Common Stock is decreased by a reverse stock split, consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  6.1.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  6.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 6.1.1 or 6.1.2 hereof or which solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant as set forth in Sections 2.3(i) and (ii), except in the event of a merger, consolidation or dissolution in which the consideration received by the holders of the Company's Common Stock consists of cash and/or cash equivalents, in which event this Warrant shall expire 90 days after consummation of such merger or consolidation) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event. The provisions of this Section
6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  6.1.5 Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section 6, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

     6.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

8.   Certain Notice Requirements.

     8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least five days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

     8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution other than a dividend payable solely in shares of Common Stock, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

     8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

     8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.   Miscellaneous.

     9.1 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

     9.2 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9.3 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     9.4 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     9.5 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     9.6 Amendment. Modifications and amendments to this Warrant may be made by the Company and the Majority Holders; provided, however, that, except as otherwise provided herein, no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the period during which this Warrant may be exercised, or (ii) increase the Exercise Price.

     9.7 Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Warrant, Holder agrees that, at any time prior to the complete exercise of this Warrant by Holder, if the Company and the Majority Holders enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ____ day of ______________, 199___.


                                 RESEARCH PARTNERS INTERNATIONAL GROUP LTD.


                                By:___________________________________________
                                    Name:
                                    Title:

                                 EXERCISE NOTICE

Form to be used to exercise Warrant


Research Partners International Group Ltd.
One State Street Plaza
New York, New York  10004

Date:

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____ shares of Common Stock of Research Partners International Group Ltd. and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                       or

     The undersigned hereby elects irrevocably to convert its right to purchase ___________ shares of Common Stock purchasable under the within Warrant into
_________ shares of Common Stock of Research Partners International Group Ltd. (based on a "Market Price" of $______ per share of Common Stock). Please issue the Common Stock in accordance with the instructions given below.

                                             ------------------------------
                                                       Signature

------------------------------
Signature Guaranteed


     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name     ________________________________________________________
                      (Print in Block Letters)

Address  ________________________________________________________

                                ASSIGNMENT NOTICE


Form to be used to assign Warrant


     (To be executed by the registered Holder to effect a transfer of the within Warrant):

     FOR VALUE  RECEIVED,____________________________________  does hereby sell, assign and transfer unto_______________________ the right to purchase _______________________ shares of Common Stock of Research Partners International Group Ltd. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 19__


                                        ------------------------------
                                                    Signature




     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B

                                                              __________, 199__


Gaines, Berland Inc.
1055 Stewart Avenue
Bethpage, New York  11714


Gentlemen:

     We have acted as special counsel to Research Partners International, Inc., a Delaware corporation ("RPII") and its wholly owned subsidiary, RPII Acquisition Corp., a New York corporation ("Newco"), in connection with the merger ("Merger") of Gaines, Berland Inc., a New York corporation ("GBI"), with Newco, with GBI being the surviving corporation, pursuant to the Agreement and Plan of Merger dated November ___ 1998 ("Merger Agreement') among RPII, Newco, GBI and those persons named on the signature page thereof, and certain other matters described therein. Capitalized terms used herein without definition are used as defined in the Merger Agreement.

     In connection with our role as special counsel and this opinion, we have examined the Merger Agreement and the Exhibits and Schedules thereto. We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and By-laws of each of RPII and Newco and the minutes of meetings of Stockholders and Board of Directors of both corporations, and (ii) such other corporate records, certificates of public officials, certificates of officers of RPII and Newco and other documents and agreements and made such other investigations as in our judgment are necessary or appropriate to enable us to render the opinion hereinafter expressed, however we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the representations or warranties of RPII and Newco in the Merger Agreement. In such examination we have assumed that the forms of the documents examined by us are identical to those executed by the parties thereto, that all such documents have been duly executed by such parties, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. We have also made such examinations of law as we have deemed relevant.

     We have assumed for the purposes of the opinions expressed herein, (i) that the Merger Agreement and the other agreements contemplated by the Merger Agreement were duly authorized, executed and delivered by all parties thereto

Gaines, Berland Inc.
____________, 199___
Page 2


(other than RPII and Newco), (ii) that the Merger Agreement and the other agreements contemplated by the Merger Agreement were the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with their terms, and (iii) that the parties to the Merger Agreement and the other agreements contemplated by the Merger Agreement (other than RPII and Newco) have the corporate power and authority or personal capacity to enter into and perform the Merger Agreement and the other agreements contemplated by the Merger Agreement.

     Where we have made statements as to the "our knowledge," it is intended to mean the actual knowledge of attorneys within our firm based on (i) work performed on substantive aspects of this transaction or other matters which have come to our attention in the course of our representation of RPII and Newco,
(ii) inquiries of, and consultations with executive officers of RPII and Newco and (iii) our review of the documents and agreements referred to herein.

     In rendering this opinion as to factual matters not directly within our knowledge, we have relied upon and have assumed the accuracy, completeness and genuineness of oral and written representations made to us by officers and/or representatives of RPII and Newco, including without limitation, the representations of RPII and Newco set forth in the Merger Agreement, and such certificates of public officials as we have deemed necessary, and we have undertaken no independent investigation with respect to any such factual matter. Nothing has come to our attention which leads us to question the accuracy of any information provided to us by RPII or Newco.

     On the basis of the preceding and such other investigations as we have deemed necessary, we are of the opinion that:

     1. Each of RPII and Newco is a corporation duly incorporated, validly existing and in good standing under the law of the State of its incorporation. Each of RPII and Newco has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

     2. Each of RPII and Newco has all necessary corporate power and authority to enter into the Merger Agreement and the other agreements contemplated by the Merger Agreement to which it is a party, and to consummate the transactions

Gaines, Berland Inc.
____________, 199___
Page 3


contemplated thereby. All director and stockholder action by the board of directors and stockholders of RPII and Newco necessary to authorize the execution, delivery and performance of the Merger Agreement and all other agreements and instruments delivered by RPII or Newco in connection with the transactions contemplated by the Merger Agreement have been duly and validly taken. The Merger Agreement and all other agreements contemplated by the Merger Agreement constitute the legal, valid and binding obligations of each of RPII and Newco, enforceable in accordance with their respective terms, except as the same may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) by the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions.

     3. The execution and delivery of the Merger Agreement and the other agreements contemplated thereby by each of RPII and Newco and the performance by it of its respective obligations under the Merger Agreement and the other agreements contemplated thereby will not conflict with or violate its Certificate of Incorporation or By-laws, any federal or state law or, to our knowledge, any administrative or judicial order judgment, injunction or decree applicable to it or any of its property or assets.

     4. To our knowledge, no approval or consent of any court, board or governmental agency, instrumentality or authority of the United States or any state having jurisdiction over any Holding Company, is required for the consummation of the transactions contemplated by the Merger Agreement or the agreements to which RPII or Newco is a party which are contemplated by the Merger Agreement, except (i) as described in Schedule 4.12 to the Merger Agreement, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, either singly or in the aggregate, a BD1 Material Adverse Effect.

     5. The Holding Stock and Holding Warrants comprising the Merger Consideration and the Holding Stock issuable upon exercise of the Holding Warrants have been duly authorized and, when issued in accordance with the Merger Agreement and the Holding Warrants, will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

Gaines, Berland Inc.
____________, 199___
Page 4


     The Holding Warrants constitute the valid and binding obligations of RPII in accordance with their terms.

     No opinion is expressed herein other than as to the law of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware.

     No opinion is expressed herein on any contractual choice of law provision or the application of conflicts of law rules or principles or the enforceability of any choice of jurisdiction provision.

     This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may thereafter occur.

     This opinion is rendered solely for your benefit in connection with the transactions described above and may be relied upon only by you.

     We advise you that we are not currently engaged by any Holding Company in any claim, action, suit, arbitration or proceeding.

                                                      Very truly yours,

                                                                       EXHIBIT C



                                                              __________ 199_


Research Partners International, Inc.
One State Street Plaza
New York, New York  10004

Gentlemen:

                  We have acted as special counsel to Gaines, Berland Inc., a New York corporation ("GBI"), in connection with the merger ("Merger") of GBI with RPII Acquisition Corp. ("Newco"), a wholly owned subsidiary of Research Partners International, Inc. ("RPII"), a Delaware corporation, with GBI being the surviving corporation, pursuant to the Agreement and Plan of Merger dated November ___ 1998 ("Merger Agreement") among GBI, RPII, Newco, and those persons named on the signature page thereof, and certain other matters described therein. Capitalized terms used herein without definition are used as defined in the Merger Agreement.

                  In connection with our role as special counsel and this opinion, we have examined such questions of law, and original documents or copies certified of all such records, certificates of public officials, certificates of officers of GBI and other documents and agreements and made such other investigations as in our judgment are necessary to enable us to render the opinions hereinafter expressed, however we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the representations or warranties of GBI in the Merger Agreement. In such examination we have assumed that the forms of the documents examined by us are identical to those executed by the parties thereto, that all such documents have been duly executed by such parties, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

                  We have assumed for the purposes of the opinions expressed herein, (i) that the Merger Agreement and the other agreements contemplated by the Merger Agreement were duly authorized, executed and delivered by all parties thereto (other than GBI), (ii) that the Merger Agreement and the other agreements contemplated by the Merger Agreement were the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with their terms, and (iii) that the parties to the Merger Agreement and the other agreements contemplated by the Merger Agreement (other than GBI) have the corporate power and authority or personal capacity to enter into and perform the Merger Agreement and the other agreements contemplated

Research Partners International, Inc.
__________, 199_
Page 2



by the Merger Agreement.

                  Where we have made statements as to "our knowledge," it is intended to mean the actual knowledge of attorneys within our firm based on (i) work performed on substantive aspects of this transaction or other matters which have come to our attention in the course of our representation of GBI, (ii) inquiries of, and consultations with executive officers of GBI, and (iii) our review of the documents and agreements referred to herein.

                  In rendering this opinion as to factual matters not directly within our knowledge, we have relied upon and have assumed the accuracy, completeness and genuineness of oral and written representations made to us by officers and/or representatives of GBI, including without limitation, the representations of GBI set forth in the Merger Agreement, and such certificates of public officials as we have deemed necessary, and we have undertaken no independent investigation with respect to any such factual matter. Furthermore, with respect to the opinions expressed in the second sentence of paragraph 2, as to the identity and per share ownership of GBI's shareholders, we have relied solely upon the accuracy of Schedule 3.3 to the Merger Agreement. Nothing has come to our attention which leads us to question the accuracy of any information provided to us by GBI.

                  On the basis of the preceding and such other investigations as we have deemed necessary, we are of the opinion that:

                  1. GBI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. GBI has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

                  2. GBI has all necessary corporate power and authority to enter into the Merger Agreement and the other agreements contemplated by the Merger Agreement to which it is a party, and to consummate the transactions contemplated thereby. All director and stockholder action by the board of directors and stockholders of GBI necessary to authorize the execution, delivery and performance of the Merger Agreement and all other agreements and instruments delivered by GBI in connection with the transactions contemplated by the Merger Agreement have been duly and validly taken. The Merger Agreement and all other agreements contemplated by the Merger

Research Partners International, Inc.
__________, 199_
Page 3



Agreement constitute the legal, valid and binding obligations of GBI, enforceable in accordance with their respective terms, except as the same may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) by the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions.

                  3. The execution and delivery of the Merger Agreement and the other agreements contemplated thereby by GBI and the performance by GBI of its obligations under the Merger Agreement and the other agreements contemplated thereby will not conflict with or violate the Certificate of Incorporation or By-laws of GBI, any federal or state law or, to our knowledge, any administrative or judicial order, judgment, injunction or decree applicable to GBI or any of the property or assets of GBI.

                  4. To our knowledge, no approval or consent of any court, board or governmental agency, instrumentality or authority of the United States or any state having jurisdiction over GBI, is required for the consummation of the transactions contemplated by the Merger Agreement or the agreements to which GBI is a party which are contemplated by the Merger Agreement, except (i) as described in Schedule 3.11 to the Merger Agreement, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, either singly or in the aggregate, a BD2 Material Adverse Effect.

                  No opinion is expressed herein other than as to the law of the State of New York and the federal law of the United States of America.

                  No opinion is expressed herein on any contractual choice of law provision or the application of conflicts of law rules or principles or the enforceability of any choice of jurisdiction provision.

                  This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may thereafter occur.

Research Partners International, Inc.
__________, 199_
Page 4


                  This opinion is rendered solely for your benefit in connection with the transactions described above and may be relied upon only by you.

                  We advise you that we are not currently engaged by GBI in any claim, action, suit, arbitration or proceeding that is not identified in
Schedule 3.9 of the Merger Agreement.

                                                              Very truly yours,